EXHIBIT 10.2
AMPAC FINE CHEMICALS LLC PENSION PLAN
FOR BARGAINING UNIT EMPLOYEES
Amended and Restated
October 1, 2007

AMPAC FINE CHEMICALS LLC PENSION PLAN
FOR BARGAINING UNIT EMPLOYEES

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AMPAC FINE CHEMICALS LLC PENSION PLAN
FOR BARGAINING UNIT EMPLOYEES
ARTICLE I
GENERAL MATTERS AND PURPOSE
     1.1 General. This document sets forth the provisions of the Ampac Fine Chemicals LLC Pension Plan for Bargaining Unit Employees (“Plan”) as in effect from and after October 1, 2007. This document reflects provisions of the Plan applicable to hourly-paid employees at Ampac Fine Chemicals LLC.
     This Plan was established on December 1, 2005 and received a transfer of assets and liabilities from the GenCorp Consolidated Pension Plan (Program “C”) with respect to certain participants therein who become bargaining employees of Ampac Fine Chemicals LLC on December 1, 2005. The Plan subsequently received a transfer of assets and liabilities from Program C with respect to a Participant who was on a leave of absence on December 1, 2005 and was not included in the original transfer of assets.
     The Plan has now been amended and restated effective October 1, 2007 (the “Effective Date of this Restatement”) to comply with the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”) and to incorporate changes described in Internal Revenue Notice 2007-94 (the “2007 Cumulative List”).
     1.2 Purpose of Plan. The purpose of the Plan is to provide retirement benefits for certain Employees of the Member Companies, as defined herein.

ARTICLE II
EFFECTIVE DATE
     The effective date of the Ampac Fine Chemicals LLC Pension Plan for Bargaining Employees is October 1, 2007, except as otherwise specifically provided herein.

ARTICLE III
DEFINITIONS
     The following words and phrases as used in this instrument shall have the meaning stated in this Article III unless it shall appear from the context that they have a plainly different meaning:
     3.1 Actuarial Equivalent. “Actuarial Equivalent” means an amount which, at the date of determination, is actuarially equivalent to any benefit required to be calculated hereunder, computed using the interest rate and the mortality table specified below:
     (a) (1) For distributions prior to October 1, 2007, except as provided in subsection (b), the interest rate shall be 8 1/2% and the mortality table shall be the Group Annuity Table for 1983, set back by two years for a Participant and four years for a spouse or other joint participant.
          (2) For distributions on and after October 1, 2008, except as provided in subsection (b), the interest rate shall be six percent (6%) and the mortality table shall be the RP-2000 Mortality Table Projected to 2007 with Scale AA (50% Male).
          (3) For distributions during the period beginning October 1, 2007 and ending September 30, 2008, except as provided in subsection (b), the interest rate and mortality table shall be as described in (a)(1) or (a)(2), whichever provides the greater benefit.
In no event shall the application of Section (a)(2) cause a benefit to be less than a benefit in the same form, but calculated by applying the factors described in Section 3.1(a) as in effect on September 30, 2008 to the Participant’s Accrued Benefit as of that date.

     (b) For determinations of actuarial equivalents of benefits in the form of lump sum payments, the actuarial factors shall be determined using whichever of the factors described below results in the largest value: (i) the factors specified in subsection (a); (ii) the mortality table specified in subsection (a) and the interest rate published by the Pension Benefit Guaranty Corporation (as of the first day of the Plan Year in which such determination is made) for the purpose of determining the present value of benefits for terminating single-employer plans; or (iii) the applicable mortality table and the applicable interest rate, as defined below:
     (A) The term “applicable mortality table” shall mean the table prescribed by the Secretary of the Treasury under Code Section 417(e)(3). As of December 1, 2005, the applicable mortality table is the table prescribed in Rev. Rul. 2001-62.
     (B) The term “applicable interest rate” shall mean the annual rate of interest on 30-year Treasury securities as specified by the Commissioner of Internal Revenue for the month preceding the Plan Year in which falls the Annuity Starting Date for the distribution.
     3.2 Aerojet Plan. “Aerojet Plan” shall mean the Aerojet-General Corporation Consolidated Pension Plan.
     3.3 AFC Plan. “AFC Plan” shall mean the “Aerojet Fine Chemicals LLC Consolidated Pension Plan.”
     3.4 Affiliated Company. “Affiliated Company” shall mean (a) any corporation which is included in a controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code), which group also includes the Company, (b) any trade or business which is under common control with the Company (within the meaning of Section 414(c) of the Internal Revenue Code), and (c) any member of an affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) which includes the Company.
     3.5 Annuity Starting Date. “Annuity Starting Date” shall mean the first day of the first period for which an amount is payable as an annuity, or in the case of a benefit not payable as an annuity, the first day on which all events have occurred which entitle the Participant to such benefit.
     3.6 Beneficiary. “Beneficiary” shall mean the person (other than a Joint Annuitant) designated by a Participant pursuant to a Qualified Election, to receive any benefits payable in the event of the death of the Participant, his Spouse, and his designated Joint Annuitant, as the case may be.
     Wherever provision is made hereunder for the payment of any death benefit to the Beneficiary of a Participant and there shall be no properly designated Beneficiary surviving such Participant, such benefit shall be paid to the Participant’s Spouse, if any, or if there is no spouse, to the executor or administrator of the estate of such Participant, or, if no executor or administrator has been duly designated and qualified, then such benefit shall be paid to the survivors of the Participant in the following order of priority:
          (a) Children;
          (b) Parents;
          (c) Brothers and sisters;
          (d) Heirs at law.
     3.7 Board of Directors. “Board of Directors” shall mean the Board of Directors of American Pacific Corporation.

     3.8 Break in Service. “Break in Service” or “Break” shall mean a Plan Year during which a Participant completes fewer than five hundred (500) Hours of Service. Solely for purposes of determining whether a Participant has sustained a Break in Service, an Employee’s Hours of Service shall also include the following (to the extent not included in the definition of Hours of Service in this Article III):
     (a) Any period of layoff, provided that the Employee is recalled and returns to the employ of a Member Company or Affiliated Company within the period of time provided under a Labor Agreement applicable to him or under the practice of the company if no Labor Agreement is applicable to him;
     (b) Any period of absence (other than an absence described in subsection (c) below) pursuant to a Leave of Absence (not in excess of one year), provided that the Employee returns to the employ of a Member Company or an Affiliated Company immediately upon expiration of such Leave of Absence, and
     (c) Any period of absence, by reason of the pregnancy of the Employee, by reason of the birth of a child of the Employee, by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee, or for purposes of caring for such child for a period beginning immediately following the birth or placement of such child.
     The number of additional Hours of Service deemed completed pursuant to subsections (a) and (b) above, shall be in accordance with the Employee’s customary schedule of employment. The number of additional Hours of Service deemed completed pursuant to subsection (c) above, shall be in accordance with the Employee’s customary schedule of employment, provided, however that no more than five hundred and one (501) Hours of Service shall be deemed to have been completed with respect to absences with respect to a single pregnancy, birth or placement described in subsection (c). Hours deemed completed pursuant to subsection (c) shall be credited to the Plan Year in which the absence from work begins if the Employee would be prevented from incurring a Break in Service in such Plan Year solely because of such additional Hours, and in any other case, in the immediately following Plan Year. The Pension Plan Committee may require, as a condition of recognizing any Hours pursuant to subsection (c), that the Employee provide such information as the Pension Plan Committee reasonably requests to establish the reason for the absence and the number of days for which there was such an absence.
     3.9 Company. “Company” shall mean Ampac Fine Chemicals LLC.
     3.10 Credited Service. “Credited Service” shall mean the number of years of Credited Service of a Participant determined in accordance with this Section, which shall be considered in determining a Participant’s benefits under this Plan. A Participant shall be deemed to accrue a full year of Credited Service in each Plan Year in which he completes at least one thousand eight hundred (1,800) Hours of Service. In addition, in any Plan Year in which the Participant completes less than one thousand eight hundred (1,800) Hours of Service, a Participant shall be deemed to complete one-twelfth (1/12th) of a year of Credited Service for each one hundred fifty (150) Hours of Service completed during such Plan Year. With respect to employees who became Participants on December 1, 2005 (or as of December 1, 2005 due to a subsequent transfer of assets described in Section 1.1), as the result of the transfer of assets and liabilities to this Plan from Program C, “Credited Service” shall also include “Credited Service” as of November 30, 2005 as that term was defined in Program C as in effect on that date and as set forth in Schedule D. For purposes of determining a Participant’s Credited Service the following rules shall apply:

     (a) Except as provided above with respect to credited service recognized under Program C prior to December 1, 2005, Hours of Service shall not be taken into account which are accrued by a Participant for service other than as an Employee, as defined in this instrument;
     (b) Hours of Service shall not be taken into account which are accrued by any person during any period of time during which he is covered under any other pension or retirement plan to which a Member Company contributes, except a federal or state, social security or similar welfare program;
     (c) Hours of Service shall not be taken into account which are accrued by a Participant while on Leave of Absence or during lay-off, provided, however, that the period of a Leave of Absence to conduct local Union activities approved by the Company shall be part of such Employee’s Credited Service;
     (d) In the case of any Participant who has a Break in Service and who, immediately preceding such Break does not have a vested right to Benefits under this Plan, the Credited Service of such Participant accrued under this Plan prior to such Break shall not be taken into account if the number of consecutive Breaks in Service exceeds the greater of (i) five (5) or (ii) the aggregate number of years of Cumulative Service (including Cumulative Service deemed to be earned by reason of service for a Member Company or an Affiliated Company pursuant to Article XIII) prior to such Break. Such aggregate number of years of Cumulative Service prior to such Break shall not include any years of Cumulative Service not required to be taken into account under this subsection (d) by reason of any prior Break in Service;

     (e) In the case of any Participant who has a Break in Service and who, immediately preceding such Break does not have a vested right to Benefits under this Plan, the Credited Service of such Participant prior to such Break shall not be taken into account until the end of a twelve (12) consecutive month period commencing after such Break in which the Participant completes at least one thousand (1,000) Hours of Service.
     (f) A Participant who was employed by Aerojet Fine Chemicals LLC on June 1, 2000 shall have included in his Credited Service, for the purpose of determining his Pension Benefit, all service which is counted as Credited Service under the Aerojet Plan or the Non-Contributory Pension Plan of GenCorp Inc.
A Participant shall in no event be deemed to accrue more than one (1) full year of Credited Service with respect to any Plan Year.
     3.11 Cumulative Service. “Cumulative Service” shall mean the number of years of Cumulative Service of an Employee determined in accordance with this Section and Article XIII, which shall be considered in determining an Employee’s vesting in benefits under this Plan. An Employee shall be deemed to accrue a full year of Cumulative Service in each Plan Year in which he completes at least one thousand (1,000) Hours of Service. In addition, in any Plan Year in which the Employee completes less than one thousand (1000) Hours of Service, an Employee shall be deemed to complete one-twelfth (1/12) of a year of Cumulative Service for each one hundred fifty (150) Hours of Service completed during such Plan Year. With respect to employees who became Participants on December 1, 2005 as the result of the transfer of assets and liabilities to this Plan from Program C (or as of December 1, 2005 due to a subsequent transfer of assets described in Section 1.1), “Cumulative Service” shall also include “Cumulative

Service” as of November 30, 2005 as that term was defined in Program C as in effect on that date and as set forth in Schedule D.
     For purposes of determining an Employee’s Cumulative Service, the following rules apply:
     (a) In the case of any Employee who has a Break in Service and who, immediately preceding such Break does not have a vested right to benefits under this Plan, the Cumulative Service of such Employee prior to such Break shall not be taken into account if the number of consecutive Breaks in Service exceeds the greater of (i) five (5) or (ii) the aggregate number of years of Cumulative Service (including Cumulative Service deemed to be earned by reason of service for a Member Company or an Affiliated Company pursuant to Article XIII) prior to such Break. Such aggregate number of years of Cumulative Service prior to such Break shall be deemed not to include any years of Cumulative Service not required to be taken into account under this subsection (a) by reason of any prior Break in Service.
     (b) In the case of any Employee who has a Break in Service and who, immediately preceding such Break does not have a vested right to benefits under this Plan, the Cumulative Service of such Employee prior to such Break shall not be taken into account until the end of a twelve (12) consecutive month period commencing after such Break in which the Employee completes at least one thousand (1,000) Hours of Service.
     An Employee shall in no event be deemed to accrue more than one (1) full year of Cumulative Service with respect to any Plan Year.

     Solely for purposes of determining a Participant’s vested benefits pursuant to Section 9.1, the Participant’s Cumulative Service shall include any period during which the Participant was performing services for a Member Company pursuant to an arrangement between the Member Company and a leasing organization, whether or not the Participant was a Leased Employee during such period.
     Employment with any Affiliated Company or any other entity required to be aggregated with the Company pursuant Code Section 414(o), will be treated as employment with the Company solely for purposes of determining a Participant’s Cumulative Service for vesting purposes under this Plan; provided, however, that unless otherwise specifically provided under the Plan, any individual receiving credited Hours of Service under this provision shall not be eligible to participate in the Plan or eligible to accrue benefits under the Plan unless the individual is an Employee of a Member Company.
     3.12 Early Retirement Date. “Early Retirement Date” shall mean the Early Retirement Date determined in accordance with Section 6.2.
     3.13 Employee. “Employee” shall mean any person employed on an hourly basis by a Member Company and may, with the approval of the Pension Plan Committee, include any Employee who is loaned to another organization or entity for a period of time; provided in each case that the Member Company is required by applicable law to deduct federal income tax and social security tax amounts. However, unless otherwise designated by the Board of Directors, “Employee” does not include a person who becomes employed by a Member Company through the:
     (a) Legal dissolution and winding up of an Affiliated Company which was not a Member Company; or

     (b) Merger into a Member Company of any other corporation or Affiliated Company which is not a Member Company; or
     (c) Transfer of all or part of the assets to a Member Company by another company together with a group of the transferor’s employees.
     3.14 Hour of Service. “Hour of Service” shall mean (a) each hour for which an Employee is directly or indirectly paid, or entitled to payment, by a Member Company for the performance of duties as an Employee, (b) each hour for which an Employee is paid or entitled to payment by the Member Company on account of a period during which no duties are performed, and (c) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Member Company. Overtime work shall be credited as straight time. The determination of an Employee’s “Hours of Service” shall be governed by the following rules:
     (1) Hours of Service to be recognized during any period of time during which no duties are performed by the Employee shall be determined and credited pursuant to Department of Labor Regulations Sections 2530.200b-2(b) and (c), 29 C.F.R. §§ 2530.200b-2(b) and (c), with the following special provisions:
     (i) An Employee shall be deemed to complete eight (8) Hours of Service for each paid holiday not worked;
     (ii) An Employee shall be deemed to complete forty (40) Hours of Service for each week of paid vacation or week of paid sick leave not worked;
     (iii) An Employee shall be deemed to complete forty (40) Hours of Service for each week of military service with respect to which he is entitled to credit for such Hours of Service under applicable federal law (but only for such purposes as credit is required to be given under such law);
     (iv) An Employee shall be deemed to complete forty (40) Hours of Service for each week absent from work due to illness or accident and for which he is entitled to Workers’ Compensation benefits, subject to a maximum of six (6) months for each such accident or illness.
     (v) No more than five hundred and one (501) Hours of Service shall be credited to an Employee on account of any single continuous period during which the Employee performs no duties.
     (2) No Employee shall be deemed to earn Hours of Service solely by reason of receiving payments pursuant to a plan maintained for the purpose of complying with applicable worker’s compensation, unemployment compensation or disability insurance laws, nor shall an Employee be deemed to earn Hours of Service by reason of the receipt of payments which reimburse such Employee for medical or medically related expenses incurred by the Employee.
     (3) With respect to any period of service, an Employee shall not receive credit for Hours of Service pursuant to more than one provision of this definition.
     3.15 Investment Manager. “Investment Manager” shall mean any person who the Pension Plan Committee designates pursuant to Section 16.8 and is either a registered investment advisor, bank or insurance company as described in ERISA Section 3(38).
     3.16 Joint Annuitant. “Joint Annuitant” shall mean the person designated by a Participant, pursuant to the options provided by Section 10.2, to receive an annuity for life upon the death of the Participant after his retirement.

     3.17 Labor Agreement. “Labor Agreement” shall mean an agreement between the Company and a recognized collective bargaining agent.
     3.18 Leave of Absence. “Leave of Absence” shall mean a period of absence from regular employment which is approved by a Member Company. The employment of an Employee whose approved Leave of Absence is terminated without his returning to regular employment with the Company shall be terminated effective at the commencement of such approved Leave of Absence.
     3.19 Leased Employee. Effective December 1, 2005, “Leased Employee” means any person (other than an Employee of a Member Company) who has performed services for a Member Company (or for a Member Company and related persons as determined under Code Section 414(n)(6) which services (i) are performed under an agreement between a Member Company and a leasing organization on a substantially full-time basis for a period of at least one (1) year, and (ii) are performed under the direction or control of the Member Company.
     Any Leased Employee will not be treated as an Employee of a Member Company for purposes of eligibility to participate in the Plan or for purposes of accrual of benefits under the Plan. However, a Leased Employee will be treated as an Employee of a Member Company for purposes of Code Sections 401(a), 410, 411, 415, and 416; provided, however, that a Leased Employee will not be treated as employed by the Member Company if (i) the Leased Employee is covered by a money purchase pension plan maintained by the leasing organization that provides (A) a nonintegrated employer contribution of at least 10% of compensation, as defined in Code Section 415(c)(3), including amounts contributed pursuant to a salary reduction agreement that are excludible from the employee’s gross income under Code Sections 125, 402(e)(3), 401(h)(1)(B) or 403(b); (B) immediate participation; and (C) full and immediate vesting, and (ii) Leased Employees do not constitute more than twenty percent (20%) of the leasing organization’s nonhighly compensated employees, as that term is defined under Code Section 414(q).
     3.20 Member Company. “Member Company” shall mean the Company, any Affiliated Company, or any division or unit of the Company or of an Affiliated Company which may be included in this Plan by designation of the Board of Directors, and in the case of an Affiliated Company, by adoption of this Plan by such Affiliated Company.
     3.21 Normal Retirement Date. “Normal Retirement Date” shall mean the Normal Retirement Date determined in accordance with Section 6.1.
     3.22 Participant. “Participant” shall mean a person who has become eligible to participate in this Plan in accordance with the provisions of Article IV, and who has not yet been paid in full any benefits to which he is entitled under the terms of this Plan.
     3.23 Pension Plan Committee. “Pension Plan Committee” shall mean the Committee described in Section 16.1.
     3.24 Plan. “Plan” shall mean the Ampac Fine Chemicals LLC Pension Plan for Bargaining Unit Employees.
     3.25 Plan Administrator. “Plan Administrator” shall mean the Sponsor or such other entity or person the Board of Directors may designate.
     3.26 Plan Year. “Plan Year” shall mean the fiscal year of the Plan. The Plan Year shall be the twelve (12) month period commencing each October 1 and ending the following September 30. The first Plan year will be the period beginning December 1, 2005 and ending on September 30, 2006.

     3.27 Program C. “Program C” shall mean the GenCorp Consolidated Pension Plan (Program C).
     3.28 Qualified Election. “Qualified Election” shall mean a Participant’s election, designation or waiver made under this Plan in accordance with the requirements of this Section and in the manner and form as prescribed by the Pension Plan Committee.
     (a) To the extent required under Section 417 of the Internal Revenue Code, no election, designation or waiver shall be deemed to be a Qualified Election unless the Spouse, if any, of the Participant consents in writing to such election, designation or waiver and acknowledges the effect of such election, designation or waiver. The Spouse’s consent to an election, designation or a waiver must be witnessed by a notary public.
     (b) Notwithstanding this consent requirement, if the Participant warrants to the Pension Plan Committee that such written consent may not be obtained because there is no Spouse or the Spouse cannot be located or for any other reason as the Pension Plan Committee determines to be consistent with the requirements of Section 417 of the Code, a related election, designation or waiver without spousal consent may be deemed a Qualified Election; provided, however, that the Pension Plan Committee may require the Participant in such case to produce such evidence of the Spouse’s unavailability or other circumstances as the Pension Plan Committee deems to be appropriate.
     (c) A Qualified Election under this provision will be valid only with respect to the Spouse who consented to the Qualified Election, or in the event of a Qualified Election in which the Spouse’s consent has not been obtained, with respect to a designated Spouse (e.g., that Spouse who cannot be located).

     (d) A revocation of a prior election, designation or waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits, but any subsequent election, designation or waiver shall again be subject to the foregoing rules. Subject to the foregoing (relating to a change by a Participant), the consent by a Spouse to an election, designation or waiver shall be irrevocable. The number of revocations and subsequent elections, designations or waivers shall not be limited during any applicable election period.
     (e) An election, designation or waiver which, by reason of a failure to obtain required spousal consent could not be given effect when made, may later be given effect if at the relevant date the Participant has no Spouse or is not then otherwise required to have spousal consent.
     3.29 Sponsor. “Sponsor” shall mean the American Pacific Corporation.
     3.30 Spouse. “Spouse” shall mean, as required by the context of specific provisions of this instrument, the person to whom the Participant is lawfully married on the date on which payment of benefits commences or for purposes of the spousal death benefit under Article XII, the person to whom such deceased Participant is married on the date of such Participant’s death.
     3.31 Trust Agreement. “Trust Agreement” shall mean the trust agreement effective as of December 1, 2005, by and between Ampac Fine Chemicals LLC and/or American Pacific Corporation and the trustee designated therein, or such other trust agreement or agreements that may be established from time to time hereunder and as the same may from time to time be amended and/or restated.

     3.32 Trust Fund. “Trust Fund” shall mean all cash and securities and all other assets of whatever nature deposited with or acquired by the Trustee or Trustees in the capacity of Trustee of this Plan and all accumulated income thereon.
     3.33 Trustee. “Trustee” shall mean the individual(s) and/or entity designated in the Trust Agreement or any successor named as provided in the Trust Agreement and which executes a Trust Agreement as Trustee, or any other Trustee or Trustees designated in any trust agreement or trust agreements which may be established to carry out the purposes of this Plan.

ARTICLE IV
PARTICIPATION
     Every Employee who was a participant in Program C on November 30, 2005 and who became an Employee on December 1, 2005 shall become a Participant in this Plan and become eligible to accrue benefits under this Plan on December 1, 2005.
     Every other Employee, as defined herein, shall become a Participant in this Plan on the date on which he becomes an Employee. No person shall be eligible to be a Participant in and accrue benefits under this Plan during any period of time during which he is covered under any other pension or retirement plan to which the Company contributes (including the Ampac Fine Chemicals Pension Plan for Salaried Employees), except a federal or state, social security or similar welfare program; nor shall any person be eligible to accrue benefits under this Plan during any period of time that such person is not an Employee, as defined in Article III.

ARTICLE V
CONTRIBUTIONS
     The Member Companies will from time to time contribute such amounts as are required under the provisions of the Employee Retirement Income Security Act of 1974, and at their option may contribute additional amounts as they deem desirable. No Participant shall make any contribution under the Plan. All Member Company contributions made hereunder shall be deposited with the Trustee and held as part of the Trust Fund.

ARTICLE VI
RETIREMENT
     6.1 Normal Retirement Date. The Normal Retirement Date of any Participant shall be the first day of the month coinciding with or next following his sixty-fifth (65th) birthday. Normal Retirement Age is age sixty-five (65).
     6.2 Early Retirement Date. Any Participant who is an Employee or in the active employment of an Affiliated Company, and who has attained age fifty-five (55) and completed at least ten (10) years of Cumulative Service may elect to retire on an Early Retirement Date. Such Early Retirement Date shall be the first day of any month selected by the Participant which occurs before his Normal Retirement Date and after his satisfaction of the age and service requirements set forth in the first sentence of this Section 6.2
     6.3 Late Retirement Date. A Participant who remains employed by the Company or an Affiliated Company beyond the date which would have been his Normal Retirement Date may retire as of the first day of any month thereafter, and the date of such subsequent retirement shall be his Late Retirement Date.

ARTICLE VII
DETERMINATION OF RETIREMENT INCOME
     7.1 Retirement at Normal Retirement Date. The retirement income payable on Normal Retirement Date shall be payable as provided in Article X. The monthly amount of retirement income commencing on Normal Retirement Date and payable as a single life annuity for the life of a Participant who retires on his Normal Retirement Date shall be equal to the “Benefit Factor” (as set forth in the Appendix attached to this Plan) multiplied by the number of years of Credited Service recognized under this Plan.
     The Pension Benefit to which any Participant, who was employed by Aerojet Fine Chemicals LLC on June 1, 2000, is entitled under this Plan shall be offset and reduced by the amount of Pension Benefit such Participant is entitled to receive under the Aerojet Plan, assuming that payment of such Pension Benefit under the Aerojet Plan commences at the same time the Participant commences to receive his Pension Benefit under this Plan. The Pension Benefit of the Participant for whom a subsequent transfer of assets was made as described in Section 1.1 will not be offset as he has no benefit under the Aerojet Plan.
     As of December 1, 2005, the Accrued Benefit of each Participant who became an Employee on that date in connection with the purchase of assets of Aerojet Fine Chemicals LLC (or as of December 1, 2005 due to a subsequent transfer of assets described in Section 1.1) is indicated on Schedule D of this Plan.
     For purposes of this Section 7.1, the following special rules shall apply:
     (a) The applicable Benefit Factor to be applied with respect to a period of participation at any employee unit of a Member Company shall be the Benefit Factor applicable to Participants terminating employment from such employee unit on the date of the Participant’s termination of employment from the Company and all Affiliated Companies;
     (b) If a Participant’s retirement income is determined with respect to periods of participation at more than one employee unit of a Member Company, and, if on the effective date of such Participant’s termination of employment from the Company and all Affiliated Companies the Appendices attached to this instrument provide for special rules for the determination of retirement benefits (including but not limited to special benefit limitations or special factors to be used in computing adjustments for benefits commencing prior to age sixty-five (65)), such special rules shall apply, but only to the increment of retirement income determined for participation at the employee unit covered by such Appendix;
     7.2 Retirement at Early Retirement Date.
     (a) The retirement income payable on or after Early Retirement Date shall be payable as provided in Article X. A Participant who elects an Early Retirement Date may elect to have his retirement income commence either as of his Normal Retirement Date, or as of the first day of any month selected by him which is after his Early Retirement Date and prior to his Normal Retirement Date. The monthly amount of retirement income commencing on Normal Retirement Date and payable as a single life annuity for the life of a Participant electing an Early Retirement Date shall be determined as provided in Section 7.1 and 7.5, based, however, upon the Participant’s years of Credited Service as of his Early Retirement Date. If a Participant (other than a Participant described in subsection (b) below) elects to have his retirement income commence prior to his Normal Retirement Date, as provided above, the monthly amount of retirement income otherwise payable shall be reduced by four-tenths of one percent (0.4%) for each month that the commencement of such person’s retirement income precedes the first day of the month coinciding or next following his sixty-second (62nd) birthday.
     (b) In the case of a person whose employment terminates prior to Early Retirement Date with a vested right to a retirement income and who elects to receive such retirement income commencing on the first day of any month coinciding with or following his fifty-fifth (55th) birthday as provided in Section 9.2, the monthly amount of such retirement income shall be a reduced percentage of the retirement income otherwise payable. Such reduced percentage shall be determined in accordance with Schedule A attached hereto and not in accordance with the percentage reduction set forth in the preceding Section 7.2(a).
     7.3 Limitation on Benefits. In no event shall the annual benefit payable to any Participant hereunder exceed the limitation on benefits provided in Article XX.
     7.4 Retirement On Late Retirement Date. If a Participant retires on a date which is subsequent to his Normal Retirement Date, the benefits to which he may be entitled shall commence as of the first day of the month coinciding with or next following the date of his actual retirement as though such date were his Normal Retirement Date; provided, however, in the case of a Participant who is a Five Percent Owner, as defined in Section 22.2(b), benefits shall commence no later than the April 1 following the calendar year in which the Participant attains age seventy and one-half (70-1/2) even if he has not actually retired. Except as provided in Section 10.6(d), the amount of benefit payable shall not be actuarially or otherwise increased to reflect that benefits have commenced subsequent to Normal Retirement Date.

ARTICLE VIII
DISABILITY BENEFIT
     8.1 Eligibility. A Participant employed by a Member Company or an Affiliated Company, who ceases active work due to total and permanent disability, (1) with at least ten (10) years of Cumulative Service, and (2) who at the commencement of disability has not attained the age of sixty-five (65), and (3) who shall have remained totally and permanently disabled for a period of six (6) consecutive months shall be eligible for a disability benefit upon termination of employment and submission of proof as provided herein. In order to be valid, all claims for disability benefits must be made within one (1) year from the last day of active employment.
     8.2 Total and Permanent Disability. A Participant shall be deemed to be totally and permanently disabled when, on the basis of proof satisfactory to the Pension Plan Committee, the Pension Plan Committee determines that as a result of any physical or mental condition he is wholly prevented from engaging in any regular occupation or employment for wage or profit (except such employment as is found by the Pension Plan Committee to be for purposes of rehabilitation) and the condition will, in the opinion of the physician or physicians, clinic or hospital who make the examination provided herein, be permanent, total and continuous for the remainder of his life. To the extent permitted by law, a Participant shall not be deemed disabled for the purposes of this Article, if, on the basis of proof satisfactory to it, the Pension Plan Committee determines that his disability arose from any intentionally self-inflicted injury or injury resulting from participation in any criminal undertaking or from service in the armed forces of any country, or consists of chronic alcoholism or addiction to narcotics (or injury or disease resulting there from).

     8.3 Medical Examinations. A Participant applying for a disability benefit hereunder shall be required to submit to a medical examination and shall be required to submit to such reexamination as the Pension Plan Committee shall deem necessary from time to time in order to make a determination concerning his mental or physical condition. An individual who shall be receiving disability benefits hereunder may be required to submit to a medical examination at any time, but not more often than once every six (6) months, to determine whether he is eligible for continuance of the disability benefit. If, on the basis of such reexamination, it is determined by the Pension Plan Committee that such individual prior to attaining age sixty-five (65) has sufficiently recovered to engage in any regular occupation or employment for wage or profit, or if it is determined by the Pension Plan Committee that such individual has engaged in any regular occupation or employment subsequent to his disability (except such employment as is found by the Pension Plan Committee to be for purposes of rehabilitation), payment of his disability benefit shall cease. In the event that such individual shall fail within thirty (30) days after notice to submit to medical examination, his disability benefit will be discontinued until he has submitted to such examination after which his continued eligibility may be determined as provided above. The medical examinations provided herein shall be made by a competent physician or physicians or clinic or hospital selected by the Pension Plan Committee, at no cost to the Participant.
     8.4 Disability Benefit. A monthly disability benefit to such a disabled Participant shall commence as of the first day of the month following the receipt by the Pension Plan Committee of satisfactory proof of such disability or the first day of the month following the completion of a period of six (6) months from the date on which the injury or disease was incurred, whichever is later; provided, however, that in those cases where timely submission of such proof was prevented by unavoidable and extreme circumstances, the six (6) month period shall be used.
     An eligible Participant shall receive a monthly disability benefit payment computed in accordance with Sections 7.1 and 7.5 without actuarial reduction as if he has become eligible for a normal retirement benefit under this Plan on the date of his termination due to permanent and total disability. The disability benefit payable under this Article VIII shall be payable in accordance with the provisions of Article X.
     The disability benefit payable under this Article VIII shall continue (unless sooner discontinued or terminated as provided in Section 8.3 or by the disabled Participant’s death) until the month in which the disabled Participant attains age sixty-five (65). From and after attainment of age sixty-five (65) benefits shall be payable to a Participant under this Plan only in accordance with the provisions of Article IX (governing the benefits payable to a Participant whose employment terminates when he has a vested right to benefits) and in the case of such benefits the applicable form of benefit shall be as provided in Article X and the Benefit Factor(s) applicable to the Participant shall be the same Benefit Factor(s) applicable to calculation of the Participant’s disability benefit.
     A Participant whose termination of employment by reason of total and permanent disability occurs prior to his eligibility to retire on an Early Retirement Date may, at any time after attainment of age fifty-five (55) elect, in such manner as the Pension Plan Committee may prescribe (but only if he is then receiving a disability benefit), to have his benefits thereafter payable as retirement income in accordance with Article X, in lieu of receiving any further disability benefits under this Article VIII. In the event of such an election, such Participant’s retirement income shall be reduced to the extent provided in Section 7.2(a) if the payment of such retirement income pursuant to Article X commences prior to age sixty-five (65). For purposes of determining the amount of reduction, if any, provided by Section 7.2(a), the date of commencement of retirement income shall be the date payments commence pursuant to Article X (without regard to the date benefits commenced under this Article VIII).
     8.5 Deduction from Disability Benefits. In determining the amount of the disability benefit a deduction shall be made from the amount provided by Section 8.4 equal to (1) any Workers’ Compensation benefits, (2) disability payments received from the United States or a foreign country by reason of service in the armed forces of the United States or such other country, and (3) any other disability benefits (other than social security disability benefits) from time to time payable if such benefits have been provided in whole or in part by premiums, taxes or other payments paid by or at the expense of the Company or an Affiliated Company. If the Workers’ Compensation benefit is paid on a lump sum basis, whether pursuant to an award or a settlement, the amount of such lump sum payment shall be deducted from the monthly disability benefits as determined by Section 8.4 until the entire amount of the lump sum payment will have been liquidated.

ARTICLE IX
VESTING AND VESTED TERMINATION
     9.1 Vesting. All benefits to which a Participant may be entitled under this Plan shall be vested in the Participant upon such Participant’s completion of five (5) years of Cumulative Service, or upon such Participant’s sixty-fifth (65th) birthday if he is then employed by the Company or an Affiliated Company, whichever event shall occur first. Vested benefits shall be nonforfeitable and a Participant shall be entitled to receive such benefits in accordance with the provisions of this Plan.
     9.2 Vested Termination of Employment. If for any reason other than death, or retirement in accordance with the provisions of this Plan, the employment of the Participant is terminated and at the time of such termination such Participant has a vested right to benefits hereunder, the Participant shall be entitled to receive a monthly retirement income (determined and payable in accordance with Section 9.3) commencing on Normal Retirement Date, or, if the Participant so elects on or after his attainment of age fifty-five (55), commencing as of the first day of any month selected by him which is after his fifty-fifth (55th) birthday and prior to his Normal Retirement Date.
     9.3 Form and Amount of Vested Termination Benefits. The retirement income hereunder shall be payable as provided in Article X. The monthly amount of retirement income commencing on Normal Retirement Date shall be determined in accordance with Sections 7.1 and 7.5, based, however, on the Participants years of Credited Service and the Benefit Factor(s) as of the date of his termination of employment. The monthly amount of retirement income commencing prior to Normal Retirement Date shall be a reduced percentage of the retirement income otherwise payable. Such reduced percentage shall be determined in accordance with Schedule A attached hereto and the percentage reduction specified in Section 7.2(a) shall not apply.

ARTICLE X
PAYMENT OF BENEFITS
     10.1 Normal Form of Payment. Unless a Participant elects an optional form of benefits as provided in this Article X, the retirement income to which a Participant may be entitled, commencing at his Normal Retirement Date (or on a date which is on or after his Early Retirement Date as provided in Section 7.2), shall be payable in equal monthly installments, as follows:
     (a) The retirement income payable to a Participant who has a Spouse on his Annuity Starting Date shall be a reduced benefit payable for the lifetime of the Participant, with fifty percent (50%) of the amount payable to the Participant continued thereafter to the Spouse of the Participant, for the lifetime of such Spouse. The reduced monthly amount payable to a Participant during his lifetime (as provided in this Section 10.1(a)), shall be a percentage of the amount otherwise payable in the form described in Section 10.1(b) below, and such percentage shall be determined in accordance with Schedule B, attached hereto. In no event, however, shall the value of the joint and survivor annuity payable under this Section 10.1(a) be less than the value of any optional form of payment payable under the Plan at the same time;
     (b) The retirement income payable to any Participant who does not have a Spouse on his Annuity Starting Date shall be a single life annuity, payable for the lifetime of the Participant, which is the amount provided in Article VII, VIII or IX, as appropriate.
     10.2 Optional Form of Payment. Subject to the provisions of Section 10.3, below, a Participant (including a former Employee with a vested interest as provided in Article IX) may make an election, at any time prior to the date with respect to which his retirement income commences, to receive the retirement income otherwise payable to him in an optional form described in either Section 10.2(a), Section 10.2(b) or Section 10.2(c) below:
     (a) A single life annuity, as described in Section 10.1(b), payable to the Participant for his lifetime.
     (b) A joint and survivor annuity, with reduced monthly payments to the Participant for his lifetime, with the percentage of such monthly amount continued thereafter to the Participant’s designated Joint Annuitant, to be paid monthly for the lifetime of such Joint Annuitant, ending with the last payment made prior to the death of such Joint Annuitant. Subject to the provisions of Section 10.6, the applicable Joint Annuitant’s percentage shall be specified by the Participant at the time of electing the joint and survivor annuity described in this Section 10.2(b), and shall be either fifty percent (50%) or one hundred percent (100%). The reduced monthly amount payable to a Participant during his lifetime (as provided in this Section 10.2(b)), shall be a percentage of the amount otherwise payable in the form described in Section 10.1(b) above, and such percentage shall be determined in accordance with Schedule B (where fifty percent (50%) is payable to the Joint Annuitant) or Schedule C (where one hundred percent (100%) is payable to the Joint Annuitant).
     (c) A reduced pension, which shall be the Actuarial Equivalent of the amount otherwise payable in the form described in Section 11.1(b), payable during the Participant’s life, but for a term certain of 5, 10, 15 or 20 years (as the Participant shall so elect provided the period specified shall not exceed the maximum period permitted under Section 10.6, with the payment to his Beneficiary of any pension payments remaining to be paid after the Participant’s death, or if such Beneficiary shall have predeceased him, with the commuted value of such remaining pension payments to be paid to his estate in one lump sum, and with the payment to the estate of the Beneficiary in one lump sum of the commuted value of any pension payments remaining to be paid at the death of the Beneficiary.
Except in the case of an election of a joint and survivor annuity where (i) the designated Joint Annuitant is the Participant’s Spouse, and (ii) the Joint Annuitant will receive 100% of the monthly pension benefit paid to the Participant during his lifetime, such election must be a Qualified Election.
     10.3 Election Not to Take Joint and Survivor Annuity. At least thirty (30) and no more than ninety (90) days before the date with respect to which a Participant’s benefit under this Plan commences to be paid in the form of a joint and survivor annuity described in Section 10.1(a), such Participant shall be furnished, in writing, (a) a general description of such joint and survivor annuity, (b) a general description of the circumstances in which it will be provided, (c) notice of the Participant’s right, prior to the commencement of benefits, to make an election to receive his benefits in an optional form described in Section 10.2 (and the right to revoke such election, together with an explanation of the effect of such revocation), (d) a general description of the relative financial effect on a Participant’s benefits of an election to receive benefits in a form other than the joint and survivor annuity provided in Section 10.1(a), and (e) a general description of the rights of the Participant’s Spouse under applicable provisions of the Internal Revenue Code pertaining to a Qualified Election. At the same time the Participant also shall be furnished, or be advised of the availability of, a written explanation of the terms and conditions of the joint and survivor annuity described in Section 10.1(a) and the financial effect upon the particular Participant’s annuity of making an election to receive benefits in an optional form.

     Subject to Section 10.8, an election (including a Qualified Election) under this Section 10.3 may be made by a Participant hereunder at any time prior to the commencement of benefits. Except in the case of an election of a joint and survivor annuity where (i) the designated Joint Annuitant is the Participant’s Spouse, and (ii) the Joint Annuitant will receive 100% of the monthly pension benefit paid to the Participant during his lifetime, such election must be a Qualified Election which is in writing and clearly indicates that the Participant is making a Qualified Election to receive benefits in a form other than that of the joint and survivor annuity provided under Section 10.1(a).
     10.4 Designation of Joint Annuitant. Whenever a Participant may be permitted to designate a Joint Annuitant pursuant to this Article X, such designation shall be made in the form of an election (including, where required, a Qualified Election) by the execution and delivery to the Pension Plan Committee of an instrument in form satisfactory to the Pension Plan Committee. An election of an optional form of benefit under this Article X may be revoked or a different Joint Annuitant may be named before payment of the Participant’s retirement income commences, with the written consent of the Pension Plan Committee in accordance with rules of uniform application for all Participants similarly situated.
     10.5 Conditions of Qualified Election. Except as provided in Article XII, in the event that a Participant has made an election (including, where required, a Qualified Election) to receive an optional form of benefit under this Article X, and either the Participant or the Joint Annuitant designated to receive such payments dies before payment of the Participant’s Retirement Income commences, such election of an optional form shall not become effective.
     10.6 Limitations on Distribution of Benefits.
     (a) Required Beginning Date: Distribution of Benefits must commence not later than a Participant’s Required Beginning Date. The Required Beginning Date for payment of a pension to a Participant is the first day of April of the calendar year following the later of the calendar year in which the Participant attains age 70-1/2, or, at the Participant’s election, the calendar year in which he terminates employment with the Company and all Affiliated Companies.
     (b) The provisions of this Section will apply to any distribution of a Participant’s interest and will take precedence over any inconsistent provisions of this Plan. However, this Section is not intended to provide an optional form of distribution or commencement date not otherwise allowed under the Plan unless the timing or amount of payments to be made under the applicable provisions of the Plan, without regard to this Section, would be later than the Required Beginning Date or less than the required minimum provided under this Section.
     (c) All distributions required under this Section shall be determined and made in accordance with Section 401(a)(9) of the Code and the regulations thereunder, including the incidental death benefit requirements of Code Section 401(a)(9)(G) and Treas. Reg. 1.401(a)(9)-6, Q & A-2. The Plan shall apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with the Final Treasury Regulations issued June 15, 2004 thereunder.
     (d) Distribution of benefits, if not made in a single sum, shall be made over one of the following periods (or a combination thereof): 1) the life of the Participant; 2) the lives of the Participant and a designated Beneficiary; 3) a period not extending beyond the life expectancy of the Participant or 4) a period not extending beyond the life expectancy of the Participant and a designated Beneficiary.

     (e) If the distribution of the Participant’s interest has begun in accordance with the preceding paragraph and the Participant dies before his entire interest has been distributed to him, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution used as of his date of death.
     (f) If the Participant dies before distribution commences, his or her entire interest will be distributed no later than the date specified below:
     (1) Payments of any portion of such interest to the Participant’s surviving Spouse shall be made over the life or life expectancy of such surviving Spouse commencing no later than December 31 of the calendar year in which the Participant would have attained age seventy and one half (701/2) or, if later, December 31 of the calendar year containing the first anniversary of the Participant’s death except to the extent an election is made to receive a distribution of the surviving Spouse’s entire interest no later than December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
     (2) Distribution of the entire interest of a Beneficiary other than the Participant’s surviving Spouse shall be made no later than December 31 of the calendar year containing the fifth anniversary of the Participant’s death except to the extent an election is made to receive distributions over the life or life expectancy of such designated Beneficiary commencing no later than December 31 of the calendar year containing the first anniversary of the Participant’s death;
     Such election must be made by the Participant (or his designated Beneficiary or surviving Spouse, if the Participant dies without having made such an election) on or before the earlier of the date by which distribution must commence absent such election and the date distribution must commence assuming such election has been made.
     If the Spouse dies before payments begin, subsequent distributions are required under this subsection (except for subsection (f)(2)) as if the surviving Spouse was the Participant.
     (g) For the purpose of this Section, distribution of a Participant’s interest is considered to begin on the Participant’s required beginning date (or, if the last sentence of subsection (f) applies, the date distribution is required to begin to the surviving Spouse pursuant to subsection (f)). If distribution in the form of an annuity irrevocably commences to the Participant before the required beginning date, distribution is considered to commence on the date it actually commences.
     (h) Any amount paid to a child shall be treated as if it had been paid to the surviving Spouse if such amount will become payable to the surviving Spouse when the child reaches the age of majority.
     (i) For purposes of this Section, any distribution required under the incidental death benefit requirements of Section 401(a) of the Code shall be treated as a distribution required under Section 401(a)(9) of the Code.
     (j) Required Actuarial Increase.
     (i) Except with respect to a Five-Percent Owner, a Participant’s accrued benefit must be actuarially increased to take into account the period after age 70 1/2 in which the Participant does not receive any benefits under the Plan. The actuarial increase begins on the April 1 following the calendar year in which the Participant attains age 70 1/2 and ends on the date on which benefits commence after retirement in an amount sufficient to satisfy Code section 401(a)(9).
     (ii) The amount of actuarial increase payable as of the end of the period of actuarial increases must be no less than the actuarial equivalent of the Participant’s retirement benefits that would have been payable as of the date the actuarial increase must commence plus the actuarial equivalent of additional benefits accrued after that date, reduced by the actuarial equivalent of any distributions made after that date.
     Effective December 1, 2005, if a Participant elects an optional form of benefit that provides a survivor benefit to a person other than a surviving spouse, the survivor benefit shall be limited so that the value of the annuity payable during the Participant’s lifetime shall not be less than 51% of the value of the Participant’s Accrued Benefit calculated at his actual retirement date.
     10.7 Direct Rollovers.
     (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this section, a Distributee may elect, at the time and in the manner prescribed by the Pension Plan Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.
     (b) Definitions. For purposes of this Section, the following terms shall have the meanings set forth in this subsection:
     (1) “Eligible Rollover Distribution” means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (i) any distribution of less than Two

Hundred Dollars; (ii) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten years or more; and (iii) any distribution to the extent such distribution is required under Code section 401(a)(9).
     (2) “Eligible Retirement Plan” means an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), or a qualified trust described in Code section 401(a) that accepts the Distributee’s Eligible Rollover Distribution. An Eligible Retirement Plan shall also mean an annuity contract described in section 403(b) of the Code and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving Spouse, or to a Spouse or former Spouse who is the alternate payee under a qualified domestic relation order, as defined in section 414(p) of the Code.
     (3) “Distributee” means any Participant who is or was an Employee, and any Beneficiary who is or was a Participant’s Spouse (including any former Spouse who is an alternate payee under a qualified domestic relations order, as defined in Code section 414(p) with regard to any spousal interests recognized or created under the Plan.
     (4) “Direct Rollover” means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee. A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be paid only to an individual retirement account or annuity described in section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.
     10.8 Consent to Certain Distribution of Benefits. Notwithstanding any provision of the Plan to the contrary, if the Actuarial Equivalent present value of a Participant’s vested accrued benefit exceeds (or at the time of any prior distribution exceeded) $5,000, and the Participant’s vested accrued benefit is immediately distributable, the Participant and the Participant’s Spouse (if the Participant elects a Retroactive Annuity Starting Date pursuant to Section 15.1 or a form of payment other than a Qualified Joint and Survivor Annuity) must consent to any distribution of such accrued benefit. Except as provided in Section 15.1 with respect to a Retroactive Annuity Starting Date, the consent of the Participant and the Participant’s Spouse (if required) must be obtained in writing within the 90-day period ending on the Annuity Starting Date. The Pension Plan Committee will notify the Participant and the Participant’s Spouse of the right to defer any distribution until the Participant’s Normal Retirement Date. Such notification will include a general description of the material features and an explanation of the relative value of the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Code Section 417(a)(3), and will be provided no fewer than 30 days nor more than 90 days prior to the Participant’s Annuity Starting Date.
          If the Participant, after having received the written explanation described above, affirmatively elects a form of distribution and the spouse consents to that form of distribution (if necessary), the Annuity Starting Date may be less than thirty (30) days after the written explanation was provided to the Participant, provided that the following requirements are met:
     (1) The Pension Plan Committee provides information to the Participant clearly indicating that the Participant has a right to at least thirty (30) days to consider whether to waive the Qualified Joint and Survivor Annuity and consent to another form of distribution;
     (2) The Participant is permitted to revoke an affirmative distribution election until the later of the Annuity Starting Date or the eighth day following the date the foregoing explanation is provided to the Participant;
     (3) Except as provided in Section 16.1 with respect to Retroactive Annuity Starting Dates, the Annuity Starting Date is after the date the foregoing explanation is provided to the Participant; and
     (4) Distribution in accordance with the affirmative election does not commence before the eighth day after the foregoing explanation is provided to the Participant.
     Notwithstanding the foregoing paragraph, only the Participant is required to consent to the commencement of a distribution in the form of a qualified joint and survivor annuity described in Section 10.1(a). Neither the consent of the Participant nor the Participant’s Spouse is required to the extent that a distribution is required to satisfy Code Section 401(a)(9) or 415.
     An accrued benefit is immediately distributable if any part of the accrued benefit could be distributed to the Participant or the Participant’s Spouse before the Participant attains (or would have attained, if the Participant had not died) age sixty-five (65).

ARTICLE XI
NO PAYMENTS OF BENEFITS DURING EMPLOYMENT
     11.1 No Commencement of Benefits During Employment. Except as provided in Section 10.6, no benefits shall commence to be paid under this Plan to a Participant while he is employed by a Member Company or an Affiliated Company.
     11.2 Suspension of Benefits. In the event that a Participant whose benefits have commenced is re-employed by a Member Company or an Affiliated Company, payment of his benefits shall cease upon such re-employment. Upon retirement thereafter, such Participant shall be entitled to benefits computed in accordance with Article VII, giving effect to his Credited Service before and after such re-employment (up to Normal Retirement Date), adjusted, however, to reflect the amount of benefits (excluding disability benefits under Article VIII) paid before re-employment. The Pension Plan Committee shall from time to time adopt written procedures regarding the suspension of benefits, which procedures shall comply with the requirements of Section 203(a)(3)(B) of the Employee Retirement Income Security Act of 1974 and such applicable regulations as may be promulgated thereunder.

ARTICLE XII
SPOUSAL DEATH BENEFIT
     12.1 Spousal Death Benefit. Subject to the provisions of this Article XII, if a Participant dies (1) after having completed at least ten (10) years of Cumulative Service, or after acquiring a vested right to benefits hereunder by reason of having completed a lesser number of years of Cumulative Service if so provided in any Appendix applicable to the Participant, or after having attained Normal Retirement Date (whether or not he has actually retired) and (2) before payment of his retirement income commences, a monthly benefit, based on his accrued benefit under this Plan, will be payable to the Spouse to whom such Participant is lawfully married on the date of his death. Such monthly benefit for such Spouse shall commence on the later of (a) the first day of the first month following the Participant’s death or (b) the first day of the month coinciding with or next following the date on which the Participant would have attained age 55 had his death not occurred. Such monthly benefit shall end upon such Spouse’s death. The monthly amount of such benefit shall be equal to the monthly amount which would have been payable to such Spouse after the Participant’s death had the Participant’s employment terminated on the date of his death, and had payments commenced to be paid to such Participant on the later of (a) such date or (b) the first day of the month coinciding with or next following the date on which he would have attained age 55 had his death not occurred, in the form of the joint and survivor annuity provided in Section 10.1(a). However, if the Participant elects a 100% joint and survivor annuity with his surviving Spouse as his joint annuitant within 90 days prior to his death, and the Participant dies prior to benefit commencement, the benefit under this Section shall be calculated by substituting such payment form for the joint and survivor annuity provided in Section 10.1(a). For purposes of determining the appropriate reduction factor in the case of benefits commencing prior to the date on which the Participant would have attained age 65, the provisions of Section 7.2(a) shall apply in the case of a Participant whose death occurs on or after attainment of age fifty-five (55) and the factors set forth in Schedule A attached hereto shall apply in all other cases.
     12.2 Marriage Requirement. No benefit shall be payable under this Article XII other than to the Spouse of a Participant who (a) is lawfully married to the Participant on the date of the Participant’s death, and (b) in the case of a Participant who as of the date of his death had not attained age fifty-five (55), had been lawfully married to the Participant throughout the one (1) year period ending on the date of the Participant’s death.
     12.3 Certain Elections. A Participant whose employment for the Company and all Affiliated Companies terminates, may make a Qualified Election at any time prior to the date of his death not to have such coverage apply.
     Within the applicable period each Participant described in the preceding provisions of this Section shall be furnished a written explanation with respect to the pre-retirement survivor annuity described in Section 12.1. Such explanation shall be comparable to the explanation described in Section 10.3 hereof. If a Participant enters the Plan after the first day of the Plan Year in which the Participant attains age thirty-five (35) such written explanation shall be furnished no later than the start of the second Plan Year commencing after the Plan Year in which such participation begins.
     For purposes of this Section the term “applicable period” means, with respect to a Participant, whichever of the following periods end last:

     (a) the period beginning with the first day of the Plan Year on which the Participant attains age thirty-two (32) and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age thirty-five (35),
     (b) a reasonable period after the individual becomes a Participant,
     (c) a reasonable period ending after the Plan ceases to fully subsidize the cost of pre-retirement survivor annuities,
     (d) a reasonable period ending after Section 401(a)(11) of the Code applies to a Participant, and
     (e) a reasonable period after separation from service in case of a Participant who separated before attaining age thirty-five (35).
     12.4 Cost of Benefit. Effective December 1, 1977 the spousal death benefit annuity provisions of the predecessor of this Plan did not impose a charge for benefits commencing on or after that date and prior to August 23, 1984.
     Commencing August 23, 1984, the predecessor of this Plan reinstated a charge for spousal death benefits.
     If spousal death benefit coverage applies to a Participant during any period of time, prior to the Participant’s death, that the Participant is not employed by the Company or an Affiliated Company, a charge shall be imposed. Likewise a charge shall be imposed for any period of time prior to December 1, 2005 with respect to which Program C as in effect on November 30, 2005 would have imposed such a charge. Such charge shall be a reduction of any benefits payable to or with respect to the Participant, and shall be expressed as a percentage of such benefits for each Plan Year or portion of a Plan Year during which coverage is in effect, as follows:

Youngest Age During Plan Year	Percentage Reduction
of Coverage	for such Year
Under 35	No reduction

35 through 44	.1% (one tenth of one percent)

45 through 54	.3% (three tenths of one percent)

55 and over	.6% (six tenths of one percent)
     Such charge shall be imposed when coverage is provided automatically, subject to a right to make a Qualified Election to waive coverage (as described in Section 12.3).

ARTICLE XIII
TRANSFER OF EMPLOYMENT
     If any Participant transfers (a) to a position with a Member Company, other than as an Employee as defined in this Plan, or (b) to an Affiliated Company as an hourly paid employee or a salaried employee of such organization or entity, such Participant for the period of such service shall continue to accumulate Cumulative Service in accordance with Article XIV of this Plan, but shall not earn Credited Service for the period of such service. Such Participant shall retain all other rights as provided by this Plan.

ARTICLE XIV
AFFILIATED SERVICE
     14.1 Definitions. For purposes of this Article XIV only, the following definitions shall apply:
     (a) “Related Employee” means an employee (including a person deemed to be an employee pursuant to Section 414(n) of the Internal Revenue Code) of a Member Company or of an Affiliated Company who is not an Employee as defined in this Plan.
     (b) “Related Plan” means the Ampac Fine Chemicals Pension Plan for Salaried Employees, and any employee pension benefit plan (within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974) which is maintained by a Member Company or an Affiliated Company, other than this Plan.
     14.2 Credited Service. No Employee or former Employee shall accrue Credited Service for purposes of this Plan for any period during which he is not an Employee, as defined in this Plan
     14.3 Cumulative Service. In the case of an Employee or former Employee who has rendered service as a Related Employee to a Member Company or an Affiliated Company, Cumulative Service, for purposes of this Plan, shall include:
     (a) Full years of service credit for vesting purposes deemed to be earned as a Related Employee under a Related Plan (but not including any such credit with respect to service as an Employee, as defined herein, for which credit for vesting purposes is deemed earned under Section 3.6), and
     (b) For any period of service rendered as a Related Employee during which such Employee or former Employee is not covered by a Related Plan, any Plan Year during which the Related Employee completes at least one hour for which he is paid or indirectly paid or entitled to payment for the performance of duties as a Related Employee, provided, however, that no such Plan Year shall be taken into account if service rendered during such Plan Year is included in service credit described in Section 14.3(a), above.
For purposes of applying the rules of this Plan respecting Breaks in Service, a Related Employee who sustains a Break in Service under a Related Plan shall be deemed to have sustained a Break in Service for purposes of this Plan.
     14.4 Limitation on Affiliated Service. Unless otherwise provided by the Board of Directors of the Company, no credit shall be recognized for any purpose under this Plan with respect to service rendered to an Affiliated Company prior to such Affiliated Company becoming an Affiliated Company.

ARTICLE XV
APPLICATION FOR BENEFITS
     15.1 Application for Benefits.
     (a) Any person claiming benefits under this Plan (hereinafter referred to as “Claimant”) shall submit an application therefor to the Pension Plan Committee, together with such documents and information as the Pension Plan Committee may require. Except as provided below, a Participant’s Annuity Starting Date shall not precede the later of the date the notice described in Section 10.3 is provided to the Participant and the date an application for benefits based on such notice is filed with the Pension Plan Committee.
     (b) If (i) circumstances exist under which the Participant’s Annuity Starting Date is permitted under subsection (c) to precede the distribution notice required by Code section 417(a)(3); (ii) the desired Annuity Starting Date is permissible under the terms of the Plan; (iii) the Participant and his or her Spouse consent in writing on forms provided by the Pension Plan Committee; and (iv) the Participant properly completes his or her benefit election forms and returns them to the Pension Plan Committee on a timely basis in accordance with rules established by the Pension Plan Committee, the Participant’s benefits will commence in the form elected by the Participant as of the first day of the month affirmatively elected by the Participant in accordance with the terms of the Plan and the Plan’s Administrative rules, provided that the requirements of subsection (d) are satisfied. Such first day of the month shall be his or her Retroactive Annuity Starting Date.
     (c) A Retroactive Annuity Starting Date is permitted in the following circumstances:

     (1) Through no fault of the Participant, the Pension Plan Committee delays providing the distribution notice until after the date designated as the Participant’s desired Annuity Starting Date; or
     (2) The distribution notice is not provided prior to the Normal Retirement Date because the Participant’s whereabouts are unknown and the Participant later comes forward and requests a benefit commencing at the Normal Retirement Date.
     (d) The benefit payable as of such Retroactive Annuity Starting Date is subject to the following:
     (1) Amount of Payment: The amount payable as of the date the Participant’s benefit begins shall be the Participant’s Accrued Benefit, determined as of the Retroactive Annuity Starting Date, plus a catch-up payment increased by interest accrued at a reasonable rate for the period commencing as of the Retroactive Annuity Starting Date or the due date of any periodic payment owed under the relevant annuity option and ending on the on the date benefits begin to be paid.
     (2) Consent: A Participant’s spouse shall be required to consent to the designation of a Retroactive Annuity Starting Date hereunder; provided, however, that the Participant’s spouse shall not be required to consent if the survivor annuity payments under the form of benefit payable hereunder equal or exceed the survivor annuity payments payable under a Qualified Joint and Survivor Annuity calculated as of the date benefit payments to the Participant actually commence and not as of the Retroactive Annuity Starting Date.

     (3) Other Limitations. In no event shall any amount paid hereunder exceed the limitations imposed under Section IX hereof, determined as of the date the Participant’s benefits begin to be paid.
     (4) Form of Payment. The Participant receives his benefit in an annuity form of payment.
     15.2 Action on Application. The Pension Plan Committee shall respond within a reasonable period of time but not later than ninety (90) days (45 days in the case of a claim for a Disability Retirement Benefit) of receipt of the claim. However, upon written notification to the Claimant, the response period may be extended, for an additional ninety (90) days (two additional 30 day periods in the case of a claim for a Disability Retirement Benefit). The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the determination. In the case of a claim for a Disability Retirement Benefit, the notice of an extension shall specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues, and the claimant shall be afforded at least 45 days within which to provide the specified information. If the claim is denied in whole or in part, the Claimant shall be provided with a written opinion using nontechnical language calculated to be understood by the Participant setting forth:
     (1) The specific reason or reasons for denial;
     (2) The specific references to pertinent Plan provisions on which the denial is based;
     (3) A description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or such information is necessary;
     (4) Appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review;
     (5) The time limits for requesting a review; and
     (6) A statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following the adverse benefit determination on review.
     15.3 Claim Review Procedure. A claimant who does not agree with the decision rendered with respect to his application, may appeal such decision to the Pension Plan Committee. Such appeal shall be made in accordance with the following procedures:
     (a) Within sixty (60) days (180 days in the case of a claim for a Disability Retirement Benefit) after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Pension Plan Committee review the determination.
     The Claimant or his duly authorized representative may review the pertinent documents and submit written comments, documents, records, and other information for consideration by the Pension Plan Committee. The Claimant shall be provided, upon request and free of charge, reasonable access to and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits. If the Claimant does not request a review of the Pension Plan Committee’s determination within such sixty- (60) day period (180 days in the case of a claim for a Disability Retirement Benefit), he shall be barred and stopped from challenging the Pension Plan Committee’s determination.
     The Pension Plan Committee shall review the determination within sixty (60) days (45 days in the case of a claim for a Disability Retirement Benefit) after receipt of a

Claimant’s request for review; provided, however, that for reasonable cause such period may be extended due to special circumstances for an additional sixty (60) days (45 days in the case of a Claim for a Disability Retirement Benefit). In the case of a claim for a Disability Retirement Benefit, the notice of an extension shall specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues, and the claimant shall be afforded at least 45 days within which to provide the specified information. In the case of a committee that meets at least on a regular quarterly basis, the committee shall make a benefit determination no later than the meeting date that immediately follows the Plan’s receipt of the request for a review, unless the request for review is filed within 30 days before the meeting date. In such case, the benefit determination may be made no later than the date of the second meeting following the Plan’s receipt of the request for review. If, after considering all materials and information presented by the Claimant (whether or not such materials or information were submitted or considered in the initial benefit determination), the claim is denied in whole or in part, the Claimant shall be provided with a written opinion using nontechnical language setting forth:
     (1) The specific reason or reasons for denial;
     (2) The specific references to pertinent Plan provisions on which the denial is based;
     (3) A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits;

     (4) A statement describing any voluntary appeal procedures offered by the Plan and the Claimant’s right to obtain the information about such procedures; and
     (5) A statement of the Claimant’s right to bring an action under ERISA Section 502(a).
     (b) Procedures (General). The following procedures shall apply to any claim filed or reviewed pursuant to this Section:
     (1) Any Claimant may be represented by an authorized representative; however, the Pension Plan Committee may determine reasonable procedures to determine whether any individual is authorized to act on behalf of another individual.
     (2) The Pension Plan Committee or any other person or persons acting as a named fiduciary for this purpose shall determine administrative safeguards designed to ensure and verify that all determinations are made in accordance with governing Plan documents and that all Plan provisions are applied consistently with respect to similarly situated Claimants.
     (3) The response periods described in subsections 16.2 and 16.3(a) shall be tolled for periods during which the Claimant is responding to a request for additional information that the Pension Plan Committee or other named fiduciary has determined is necessary to process the Claimant’s claim. The Claimant shall have not less than 45 days to provide the requested information. The response periods described in subsections 16.2 and 16.3(a) shall recommence when the Claimant provides the requested information.

     (c) Procedures (Disability). In the case of a claim that relates to a Disability Retirement pension, the following additional procedures shall apply.
     (1) An individual or committee designated by the Board of Directors, but not the person or persons responsible for the initial review under Section 16.2, shall be the named fiduciary responsible for determining the appeal. Such individual or committee may not make such determination if the individual or committee (or a subordinate thereof) was consulted in connection with the initial claim for benefits.
     The review shall not afford deference to the initial adverse benefit determination.
     When the appeal is based on a medical judgment, the named fiduciary shall consult with a health care professional who has appropriate experience and training in the field involved in determining the Claimant’s disability and shall identify all medical and vocational experts whose advice was obtained in connection with the appeal. A health care professional may not be consulted under this subsection if the health care professional (or a subordinate of such individual) was consulted in connection with the initial claim for benefits.
     If the named fiduciary makes an adverse benefit determination on review, the named fiduciary shall provide the Claimant with a statement that the Claimant is entitled to receive or request reasonable access to, and copies of, all information relevant to the claim for benefits, including internal rules, guidelines, and protocols (to the extent relied upon) and a statement regarding voluntary alternative dispute resolution options.

ARTICLE XVI
ADMINISTRATION
     16.1 The Pension Plan Committee. Authority to control and manage the operation and administration of the Plan shall, except as hereafter provided, be vested in the Pension Plan Committee of the Board of Directors of American Pacific Corporation. The members of the Pension Plan Committee will be the persons appointed by the Board of Directors. Each member of the Pension Plan Committee shall constitute a “Named Fiduciary” within the meaning of Section 402(a)(2) of the Employee Retirement Income Security Act of 1974. Members of the Pension Plan Committee shall be bonded within the limits provided by the Employee Retirement Income Security Act of 1974, and shall serve without compensation for their services as members.
     16.2 Pension Plan Committee Procedure. The Pension Plan Committee shall elect a Chairman and one of its members as Secretary (provided, however, that the Pension Plan Committee may appoint a Secretary who need not be a member of the Pension Plan Committee) and such other officers as the Pension Plan Committee deems appropriate. The Pension Plan Committee shall hold meetings upon such notice, at such place, and at such time as it may from time to time determine. A majority of the members of the Pension Plan Committee shall constitute a quorum for the transaction of business. Any action taken by the Pension Plan Committee shall be by vote of a majority of the members present at a meeting, or in writing and signed by all the members without a meeting.
     16.3 Pension Plan Committee Powers. The Pension Plan Committee shall have full authority to control and manage the operation and administration of the Plan (other than authority with respect to management and direction of Plan investments unless the Board of

Directors shall otherwise determine) and to construe and apply all of its provisions. Any action taken in good faith by the Pension Plan Committee in the exercise of authority conferred upon it by this instrument shall be conclusive and binding upon the Participants and their beneficiaries. The authority of the Pension Plan Committee shall include, but not by way of limitation, the following:
     (a) Authority to decide all questions relating to the eligibility of employees to become Participants, the amount of service of any Employee or Participant, and the amount of benefits to which any Participant may be entitled;
     (b) Authority to compile and maintain all records it determines to be necessary, appropriate or convenient in connection with the Plan;
     (c) Authority to approve the payment of all benefits as they become payable under the Plan, which payments shall be made by the Trustee upon written instructions from the Pension Plan Committee;
     (d) Authority to engage such legal, actuarial, accounting and other professional service as it may deem proper, including authority to employ one or more persons to render advice with regard to any responsibility any Named Fiduciary or persons designated under Section 16.4 may have under the Plan;
     (e) Authority to order valuations and appraisals of the assets held in the Trust Fund, to retain an actuary to determine the liabilities of the Plan, and to maintain or cause to be maintained any or all appropriate records pertaining to the Plan or this the Plan;
     (f) Authority to perform or cause to be performed such further acts as it may deem to be necessary, appropriate or convenient in the efficient administration of the Plan.

     16.4 Allocation and Delegation of Duties. The Pension Plan Committee may allocate its fiduciary responsibilities among its members and may designate other persons to carry out fiduciary and other responsibilities under the Plan. Pursuant to the authority conferred by this Section 16.4, the Pension Plan Committee may designate one or more Pension Benefits Representatives to perform such functions as the Pension Plan Committee may prescribe.
     16.5 Expenses. All expenses of the Plan, including those incurred by the Pension Plan Committee, shall be borne by the Plan, and paid out of the Trust Fund, unless the Company, Member Company or Sponsor pays such expenses.
     16.6 Accrued Benefits. The Pension Plan Committee shall keep records of each Participant’s accrued benefit under the Plan and shall notify each Participant annually of the then current amount of such Participant’s accrued benefit. The Pension Plan Committee, in its discretion, may delegate to another person or persons, including the Trustee, the duty to keep such records and so notify such Participants subject to the control and supervision of the Pension Plan Committee.
     16.7 Periodic Review. At periodic intervals, not less frequently than annually, the Pension Plan Committee shall establish and review a funding policy and method consistent with the objectives of the Plan and the requirements of the Employee Retirement Income Security Act of 1974, and shall formulate guidelines for the carrying out of such funding policy and method.
     16.8 Investment Administration.
     (a) Pension Plan Committee. The Pension Plan Committee will have general responsibility for maintaining relationships with the Trustee and Investment Managers; selection and removal of the Trustee and Investment Managers; establishing and reviewing general investment guidelines and policies; monitoring and evaluating the performance of the Trustee and Investment Managers; establishing and implementing policies and methods for funding the Plan consistent with the objectives of the Plan and the requirements of law; and informing the Trustee about projected short-term and long-term financial requirements and need for cash to make distributions.
     (b) Investment Managers. All contributions to the Trust Fund and earnings thereon will be invested (a) by the Trustee alone or (b) pursuant to the instructions of an Investment Manager. The Sponsor may enter into, or direct the Trustee to enter into, a written agreement with one or more Investment Managers designated by the Pension Plan Committee to manage the investments of specified portions of the Trust Fund. The Pension Plan Committee may remove any such Investment Manager or any successor Investment Manager, or direct the Trustee to do so, and any such Investment Manager may resign, upon giving appropriate written notice thereof. Upon removal or resignation of an Investment Manager, the Pension Plan Committee may appoint a successor Investment Manager.
     16.9 Compensation and Expenses of Fiduciaries. A fiduciary will be entitled to receive any reasonable compensation for services rendered or for the reimbursement of expenses properly and actually incurred in the performance of his or her duties under the Plan. However, a fiduciary who already receives full-time pay from the Company or an Affiliated Company will receive no compensation from the Plan, except for reimbursement of expenses properly and actually incurred.

ARTICLE XVII
AMENDMENT
     The Plan or any portion of the Plan may be amended at any time by action of the Board of Directors. However, no amendment shall be made at any time, the effect of which would be:
     (a) To cause any assets of the Trust Fund, at any time prior to the satisfaction of all liabilities with respect to participants and their beneficiaries in the Plan, to be used for or diverted to purposes other than for the exclusive benefit of such participants and their beneficiaries;
     (b) To increase the duties and liabilities of the Trustee without its written consent.
     (c) No amendment to the Plan shall have the effect of decreasing a Participant’s accrued benefit (within the meaning of Section 411(d)(6) of the Code) with respect to service performed prior to the effective date of the amendment.
     (d) No amendment to the Plan shall have the effect of eliminating or reducing an early retirement benefit or a subsidy that continues after retirement, or eliminating an optional form of benefit.
     Notwithstanding anything herein to the contrary, the Plan or any portion thereof may be amended at any time, if necessary, to conform to the provisions of the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code or any amendment thereto or regulations issued pursuant thereto. The Board of Directors may delegate its authority to amend the Plan, as set forth herein, to any person, committee, or other entity, subject to such terms or limitations which the Board, in its complete discretion, may impose.

     Effective August 9, 2006, in the event that the Plan is amended to include a vesting schedule that is less favorable that the Plan’s previous vesting schedule, each Participant who has had his Vesting Percentage computed under subsection the more favorable vesting schedule shall (i) have the vesting percentage of his Accrued Benefit (accrued as of the date of the amendment) computed in accordance with the vesting schedule prior to the amendment and (ii) have the vesting percentage of his Accrued Benefit (accrued after the date of the amendment) computed in accordance with the vesting schedule adopted by the amendment.
     If the Plan’s vesting schedule is amended or the Plan is amended in any way that directly or indirectly affects the computation of a Participant’s nonforfeitable benefit, each Participant with at least three (3) years of Cumulative Service with the Company may elect, within a reasonable period after the adoption of the amendment or change, to have his nonforfeitable benefit computed under the Plan without regard to such amendment or change. The period during which the election may be made shall commence at the date the amendment is adopted or deemed to be made, and shall end on the latest of:
(A)	sixty (60) days after the amendment is adopted,

(B)	sixty (60) days after the amendment becomes effective, or

(C)	sixty (60) days after the Participant is issued written notice of amendment by the Company.

ARTICLE XVIII
RIGHT TO DISCONTINUE OR TERMINATE;
ALLOCATION OF ASSETS UPON TERMINATION
     18.1 No Contractual Obligation. It is the expectation of the Member Companies that they will continue the Plan indefinitely, but the continuance thereof is not assumed as a contractual obligation by any Member Company or any Affiliated Company. The Plan or any portion thereof may be discontinued or terminated at any time by action of the Board of Directors of the Sponsor and any Member Company may discontinue or terminate its participation in the Plan. Discontinuance or termination of the Plan or any portion thereof shall not have the effect of revesting in any Member Company any part of the funds of the Trust Fund, except as provided in Section 18.4.
     18.2 Vesting Upon Termination of Plan. In the event of a termination of the Plan within the meaning of Section 411 of the Internal Revenue Code, the rights of all Plan participants to benefits accrued, to the extent then funded (but subject to allocation and reallocation in accordance with the provisions of Title IV of the Employee Retirement Income Security Act of 1974), shall become fully vested. In the event of a partial termination of the Plan within the meaning of Section 411 of the Internal Revenue Code, the rights of all affected Participants to benefits accrued, to the extent then funded (but subject to allocation and reallocation, if required, pursuant to the provisions of Title IV of the Employee Retirement Income Security Act of 1974) shall become fully vested.
     18.3 Allocation of Assets Upon Plan Termination. Upon termination of the Plan, the assets of the Plan, to the extent that they are sufficient after the payment of and reasonable reserves for expenses of administration or liquidation of the Trust, shall be allocated for the purpose of paying benefits to participants and their beneficiaries of the Plan in an order of precedence consistent with the provisions of Section 4044 of the Employee Retirement Income Security Act of 1974.
     18.4 Distribution of Residual Assets. Following termination, any residual assets of the Plan shall be distributed to the Member Companies after all liabilities of the Plan to participants and their beneficiaries of the Plan have been satisfied.

ARTICLE XIX
GENERAL MATTERS
     19.1 No Enlargement of Employee Rights. This Plan shall not be deemed to constitute a contract between any Member Company and any Employee, or to be consideration for, or an inducement to, or a condition of, the employment of any Employee. Nothing contained in this instrument or otherwise in the Plan shall be deemed to give any Employee the right to be retained in the employ of any Member Company or to interfere with the right of any Member Company to discharge or retire any Employee at any time. No Employee, prior to his retirement under conditions of eligibility for retirement income benefits or prior to his acquiring vested rights in benefits as provided in this Plan shall have any right to or interest in any portion of any fund, other than as herein specifically provided. No person shall have any right to retirement income benefits, except to the extent provided herein.
     19.2 Benefits From Trust Fund. Any benefits payable under this Plan shall be paid or provided for solely from the Trust Fund and the Member Companies assume no liability or responsibility therefor. The Member Companies’ obligations hereunder are limited solely to the making of contributions to the Trust Fund as provided for in this Plan. Member Companies may suspend or discontinue contributions at any time whether or not benefits for service to the date of suspension or discontinuance have been fully funded.
     19.3 No Alienation. None of the benefits, payments, proceeds, claims or rights of any Participant, Joint Annuitant or Beneficiary hereunder shall be subject to any claims of any creditor of any Participant, Joint Annuitant or Beneficiary and in particular the same shall not be subject to attachment or garnishment or other legal process by any creditor of any Participant, Joint Annuitant or Beneficiary nor shall any such Participant, Joint Annuitant or Beneficiary have any right to alienate, anticipate, commute, pledge, encumber, or assign any claim or right hereunder or any of the benefits or payments or proceeds which he may expect to receive, contingent or otherwise, under the provisions hereof. The foregoing shall not apply to judgments, orders and decrees, and settlement agreements to the extent permitted by Code Section 401(a)(13)(C) and (D). In the event any person attempts to take any action contrary to this Section such action shall be null and void and of no effect, and the Company, the Sponsor, the Pension Plan Committee, the Trustee and all Participants, Joint Annuitants and beneficiaries shall disregard such action and are not in any manner bound thereby, and they, and each of them, shall suffer no liability for any such disregard thereof, and shall be reimbursed on demand out of the Trust Fund for the amount of any loss, cost or expense incurred as a result of disregarding or of acting in disregard of such action. Neither the provisions of this Section nor any other provision of this Plan (including but not limited to provisions conferring rights on a Spouse) shall prohibit observance of a qualified domestic relations order (as defined in Section 206(d) of the Employee Retirement Income Security Act of 1974).
     19.4 Facility of Payment. If any payee under the Plan is a minor, or if the Pension Plan Committee believes that any payee is legally incapable of giving a valid receipt or discharge for any payment due him, the Pension Plan Committee may have such payment or any part thereof made to the person (or persons or institution) whom it reasonably believes is caring for or supporting such payee, unless it has received due notice of claim therefor from a duly appointed guardian or committee of such payee. Any such payment shall be a payment for the account of such payee and shall, to the extent thereof, be a complete discharge of any liability under the Plan of such payee.

     19.5 Location of Payee. Benefits shall not be paid under this Plan until the Participant or other person entitled to benefits hereunder shall have made application for such benefits as provided in this instrument. If any such person, having so applied for benefits, shall fail thereafter to give the Pension Plan Committee evidence satisfactory to the Pension Plan Committee of his continued life and address, payment of benefits shall cease as of the last payment, if any, known to have been received by the payee, and benefits shall not again commence to be paid until application for benefits is again made in accordance with the provisions of this Plan as then in effect. In no event shall a Participant or other person be entitled to receive any amount with respect to any period prior to application for benefits in accordance with this Plan, or with respect to any period between cessation of benefits and reapplication therefor, as provided herein.
     19.6 Payment of Small Benefits.
     (a) Notwithstanding any provision in this instrument for the payment of monthly benefits, if the monthly benefit which would be paid to any person under this Plan is less than forty dollars ($40.00) and the present value of such benefit is not in excess of five thousand dollars ($5,000), the Pension Plan Committee will pay one lump sum no later than the close of the Plan Year following the Plan Year in which the termination or retirement occurs, in lieu of monthly payments. No other benefits shall be payable to such person.
     (b) Notwithstanding subsection (a), if, at the distribution date, the present value of the Accrued Benefit of a Participant (or a spouse or former spouse who is an alternate payee under a qualified domestic relations order) exceeds $1,000 but does not exceed $5,000, such present value shall not be distributed prior to the Participant reaching age 65 without the consent of the distributee.
          The Participant or Beneficiary shall be given a notice of his or her right to receive the present value of the vested benefit in a lump sum. The Participant or Beneficiary may choose to have such distribution paid directly to an Eligible Retirement Plan (as defined in Section 10.7) specified by the Participant or Beneficiary, no later than the close of the Plan Year following the Plan Year in which the termination or retirement occurs. The Participant or Beneficiary shall have at least thirty (30) but not more than ninety (90) days from the date of such notice to elect to receive his benefit in a lump sum or a direct rollover, and if so elected and paid, no other benefits shall be payable to such former Participant or to his or her Beneficiaries.
          In the event that the distribute does not make an affirmative election to receive his or her benefit in a lump sum or to have the benefit paid in a direct rollover pursuant to Section 10.7:
     (1) If the Participant has not yet reached Normal Retirement Age, the Participant’s benefit will remain in the Plan until the Participant makes an affirmative election in accordance with the terms of the Plan or reaches Normal Retirement Age or dies.
     (2) If the Beneficiary is the surviving spouse or a former spouse who is an alternate payee under a qualified domestic relations order, the alternate payee’s benefit will remain in the Plan until the alternate payee makes an affirmative election in accordance with the terms of the Plan or the date the Participant reaches Normal Retirement Age or dies.
     (3) If the Participant has reached Normal Retirement Age, the Plan the benefit will remain in accordance with subsection (a).
     (4) If the Participant dies prior to receiving or commencing distribution of his or her benefits, benefits will be paid as otherwise provided in this Plan, subsection (a), and to the extent benefits are payable to a spouse or former spouse who is an alternate payee under a qualified domestic relations order, subsection (b).
     (c) For purposes of this Section, the present value of a benefit and the amount of a lump sum payment shall be determined in accordance with Section 3.1(b).
     19.7 The Trust Agreement. All assets of the Plan shall be held in a Trust Fund or Trust Funds by a Trustee or Trustees appointed by the Pension Plan Committee pursuant to a Trust Agreement or Trust Agreements creating such Trust Fund or Trust Funds entered into between the Pension Plan Committee and/or Sponsor and the Trustee or Trustees.
     19.8 Application of Forfeitures. Any forfeiture of benefits arising from termination of employment, death, or otherwise prior to the termination of the Plan or the complete discontinuance of contributions will be used to reduce Member Company contributions otherwise payable under the Plan, and will not be used to increase Participants’ benefits.
     19.9 Irrevocability. The Member Companies shall have no right or title to, nor interest in the contributions made to the Trust hereunder, nor shall any part of any funds held in trust revert to the Member Companies except as follows:
     (a) If an amount is contributed under the Plan by the Member Companies pursuant to a mistake of fact, the amount so contributed (subject to any depreciation or loss in the Trust Fund attributable to such contribution) may be returned to the Member Companies within one year of the date of such contribution, or

     (b) If any contribution which the Member Companies make under the Plan is conditioned on initial qualification of the Plan under Code Section 401(a) and if initial qualification of the Plan is denied, such contribution (subject to any depreciation or loss in the Trust Fund attributable to such contribution) may be returned to the Member Companies within one year after the date of denial of the Plan’s initial qualification provided the application for qualification is made by the time prescribed by law for filing the Member Companies’ tax return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe, or
     (c) Any contribution which the Member Companies make under the Plan is conditioned upon the deductibility of such contribution under Section 404 of the Code and, to the extent a deduction therefor is disallowed, such contribution (subject to any depreciation or loss in the Trust Fund attributable to such contribution) may be returned to the Member Companies within one year after such disallowance, or
     (d) In the case of any residual assets remaining after satisfaction of all liabilities of the Plan, a distribution may be made of such residual assets in accordance with the provisions of Section 18.4.
     19.10 Merger Restriction. This Plan shall not in whole or in part merge or consolidate with, or transfer its assets or liabilities to any other plan unless each affected Participant in this Plan would (if the plan then terminated) be entitled to receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

     19.11 Article Headings. Article headings are for convenient reference only and shall not be deemed to be a part of the substance of this instrument or in any way to enlarge or limit the contents of any Article.
     19.12 Gender. Masculine gender shall include the feminine and the singular shall include the plural unless the context clearly indicates otherwise.
     19.13 Amendments. All amendments to the Plan are effective only on the date on which such amendments are adopted, unless a different effective date is expressly provided by resolution of the Board of Directors of the Sponsor, or unless any such amendment shall by its own express terms become effective at another date. Further, unless and to the extent expressly provided to the contrary in the terms of any such amendment, such amendment shall not be construed to enlarge the rights of any Participant or other person with respect to a Participant whose employment terminated prior to the effective date of such amendment.
     19.14 Applicable Law. All legal questions pertaining to the Plan shall be determined in accordance with applicable federal law and the laws of the State of Nevada to the extent not preempted by federal law. All contributions made hereunder shall be deemed to have been made in Nevada.
     19.15. Veterans’ Reemployment Rights. Notwithstanding any other provision in the Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service shall be provided in accordance with Code section 414(u). The Sponsor shall notify the Trustee of any Participant with respect to whom additional contributions are made because of qualified military service.

ARTICLE XX
LIMITATIONS ON BENEFITS
(a)	Notwithstanding any other provision of the Plan, the annual benefit to which a Participant is entitled under the Plan shall not, in any limitation year, be in an amount which would exceed the applicable limitations under Code section 415 and regulations thereof, including, effective January 1, 2008, the final regulations thereunder issued April 5, 2007. If the benefit payable under the Plan would (but for this Section) exceed the limitations of Code section 415 by reason of a benefit payable under another defined benefit plan aggregated with this Plan under Code section 415(f), the benefit under this Plan shall be reduced only after all reductions have been made under such other plan. As of January 1 of each calendar year, the dollar limitation as determined by the Commissioner of Internal Revenue for that calendar year shall become effective as the maximum permissible dollar amount of benefit payable under the Plan during the limitation year ending within that calendar year.

The application of the provisions of this article shall not cause the maximum permissible benefit for any Participant to be less than the Participant’s accrued benefit under all the defined benefit plans of the Employer or a predecessor employer as of the end of the last limitation year beginning before July 1, 2007 under provisions of the plans that were both adopted and in effect before April 5, 2007. The preceding sentence applies only if the provisions of such defined benefit plans that were both adopted and in effect before April 5, 2007 satisfied the applicable requirements of statutory provisions, regulations, and other published guidance relating to Code section 415 in effect as of the end of the last limitation year beginning before July 1, 2007, as described in Section 1.415(a)-1(g)(4) of the Income Tax Regulations.
(b)	The term “limitation year” is the 12-month period used for application of the limitations under Code section 415 and, unless a different 12-month period has been elected by the Employer in accordance with rules or regulations issued by the Internal Revenue Service or the Department of Labor, shall be the Plan Year.

(c)	For purposes of applying the adjustments required under Code section 415(b)(2), the “applicable interest rate” and “applicable mortality table” shall be determined as provided in Section 3.1(b)(A) and (B).

(d)	For purposes of this Section compensation shall mean Section 415 Compensation as defined in subsection (e).

(e)	Section 415 Compensation means the Participant’s wages, within the meaning of Section 3401(a) of the Code and all other payments of compensation to the Participant by the Employer (in the course of the Employer’s trade or business) for which the Employer is required to furnish the Participant a written statement under Sections 6041(d), 6051(a)(3) and 6052 of the Code plus amounts that would be included in wages but for an election under Code section 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b). Section 415 Compensation shall be determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed. Section 415 Compensation shall not exceed the compensation limit prescribed under Code section 401(a)(17).
Compensation for a limitation year also shall include the following:
(1)	Amounts earned but not paid during the limitation year solely because of the timing of pay periods and pay dates, provided the amounts are paid during the first few weeks of the next limitation year, the amounts are included on a uniform and consistent basis with respect to all similarly situated employees, and no compensation is included in more than one limitation year.

(2)	Compensation paid by the later of 2 1/2 months after an employee’s severance from employment with the employer maintaining the plan or the end of the limitation year that includes the date of the employee’s severance from employment with the employer maintaining the plan, if the payment is regular compensation for services during the employee’s regular working hours, or compensation for services outside the employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, and, absent a severance from employment, the payments would have been paid to the employee while the employee continued in employment with the employer.

Any payments not described above shall not be considered compensation if paid after severance from employment, even if they are paid by the later of 2 1/2 months after the date of severance from employment or the end of the limitation year that includes the date of severance from employment.

ARTICLE XXI
SPECIAL QUALIFICATION PROVISION
     (a) In the event of termination of this Plan, the benefit of any highly compensated employee (as defined under Code Section 414(q)) and of any highly compensated former employee is limited to a benefit that is nondiscriminatory under Code Section 401(a)(4).
     (b) In order to comply with this Section, the annual payments to a Participant described in paragraph (c) below will be restricted to an amount equal in each year to—
     (i) The accrued benefit and other benefits to which the Participant is entitled under the Plan (other than a social security supplement), and
     (ii) The amount of the payments that the Participant is entitled to receive under a social security supplement.
     The restrictions in this paragraph (b) do not apply, however, if any one of the following requirements is satisfied—
     (iii) After payment to a Participant described in subsection (c) hereof of all benefits payable to the Participant under the Plan, the value of Plan assets equals or exceeds 110 percent of the value of current liabilities, as defined in Code Section 412(1)(7)),
     (iv) The value of the benefits payable to the Participant under the Plan for a Participant described in subsection (c) hereof is less than one percent (1%) of the value of current liabilities before distribution, or

     (v) The value of the benefits payable to the Participant under the Plan for a Participant described in subsection (c) hereof does not exceed the amount described in Code Section 411(a)(11)(A).
     (c) The Participants whose benefits are restricted on distribution under this subsection include all highly compensated employees and highly compensated former employees; provided, however, that in any one (1) year, the total number of Participants whose benefits are subject to restrictions under this subsection is limited to the twenty-five (25) highly compensated employees and highly compensated former employees with the greatest compensation in the current or any prior Plan Year.
     (d) For purposes of this subsection, the term “benefit” includes, among other benefits, any periodic income and any death benefits not provided by insurance on the Participant’s life.
     (e) If it is determined that the provisions of this subsection are no longer necessary to qualify this Plan under the Code, this Section shall automatically become inoperative and of no effect.
IN WITNESS WHEREOF, this amended and restated Plan is hereby executed on the 12th day of June, 2009.

AMERICAN PACIFIC CORPORATION

ATTEST: (SEAL)

	By	/s/ John R. Gibson

AMPAC FINE CHEMICALS LLC PENSION PLAN
FOR BARGAINING UNIT EMPLOYEES
APPENDIX A

EMPLOYEE UNIT:	Ampac Fine Chemicals LLC Sacramento, California International Association of Machinists & Aerospace Workers, Local #946
BENEFIT FACTOR:

Date of Last Employment
in Employee Unit	Benefit Factor

On or after December 1, 2005 And before June 15, 2007	$53.00

One or after June 15, 2007	$58.00

SCHEDULE A-1
     Except as otherwise expressly provided in the Plan, if a Participant’s retirement income commences prior to Normal Retirement Date the amount of retirement income otherwise payable shall be reduced in accordance with this Schedule A, taking into account the number of years and full calendar months by which the date of commencement of benefits precedes the Participant’s Normal Retirement Date. The percentages shown in the table below represent the reduced percentage of the monthly amount which would have been payable commencing at Normal Retirement Date. If a Participant’s retirement income is to be paid in a form other than the form of a single life annuity, the reduced percentage of retirement income determined from this Schedule A shall be subject to further reduction as provided in this Plan.

SCHEDULE A-2

Yr.	Mo.	%	Yr.	Mo.	%	Yr.	Mo.	%	Yr.	Mo.	%
0	1	99.4		7	82.6	5	1	69.3		7	58.9
	2	98.8		8	82.1		2	69.0		8	58.6
	3	98.2		9	81.6		3	68.6		9	58.2
	4	97.6		10	81.1		4	68.2		10	57.9
	5	97.0		11	80.6		5	67.8		11	57.6
	6	96.3		12	80.1		6	67.4		12	57.3

	7	95.7	3	1	79.6		7	67.1	8	1	57.0
	8	95.1		2	79.2		8	66.7		2	56.7
	9	94.5		3	78.7		9	66.3		3	56.4
	10	93.9		4	78.3		10	66.0		4	56.1
	11	93.3		5	77.8		11	65.6		5	55.8
	12	92.7		6	77.3		12	65.2		6	55.5

1	1	92.2		7	76.9	6	1	64.9		7	55.3
	2	91.6		8	76.4		2	64.5		8	55.0
	3	91.0		9	76.0		3	64.2		9	54.7
	4	90.5		10	75.5		4	63.8		10	54.4
	5	90.0		11	75.1		5	63.5		11	54.1
	6	89.4		12	74.6		6	63.1		12	53.8

	7	88.8	4	1	74.2		7	62.8	9	1	53.5
	8	88.3		2	73.8		8	62.5		2	53.3
	9	87.8		3	73.4		9	62.1		3	53.0
	10	87.2		4	73.0		10	61.8		4	52.7
	11	86.6		5	72.6		11	61.4		5	52.5
	12	86.1		6	72.1		12	61.1		6	52.2

2	1	85.6		7	71.7	7	1	60.8		7	51.9
	2	85.1		8	71.3		2	60.5		8	51.7
	3	84.6		9	70.9		3	60.1.		9	51.4
	4	84.1		10	70.5		4	59.8		10	51.1
	5	83.6		11	70.1		5	59.5		11	50.9
	6	83.1		12	69.7		6	59.2		12	50.6

SCHEDULE B -1
     If a Participant’s benefit is payable in the form of a joint and survivor annuity providing for a “reduced” monthly benefit to the Participant for his lifetime, with fifty percent (50%) of such amount to continue to be paid to another person after his death for such other person’s lifetime, the “reduced” monthly amount shall be determined from the table below, taking into account (a) the age of the Participant upon commencement of benefits, and (b) the age of the spouse or other contingent annuitant when benefits commence for the Participant. The percentages shown in the table below represent the percentage of the monthly amount which would have been payable in single life annuity form (after any reduction required by the Plan to reflect the commencement of benefits prior to Normal Retirement Date).

SCHEDULE B -2
Age of Participant

	55	56	57	58	59	60	61	62	63	64	65	66	67	68	69	70
40	90.7	90.0	89.3	88.6	87.9	87.1	86.2	85.3	84.4	83.4	82.4	81.3	80.2	79.1	77.9	76.7
41	91.0	90.4	89.6	89.0	88.2	87.5	86.6	85.7	84.8	83.9	82.8	81.8	80.7	79.6	78.4	77.2
42	91.3	90.7	90.1	89.3	88.6	87.8	87.0	86.2	85.2	84.3	83.3	82.2	81.2	80.1	78.9	77.7
43	91.6	91.1	90.4	89.8	89.0	88.2	87.4	86.6	85.7	84.7	83.7	82.7	81.6	80.6	79.4	78.2
44	92.0	91.4	90.8	90.1	89.4	88.6	87.9	87.0	86.2	85.2	84.2	83.2	82.2	81.0	79.9	78.8
45	92.4	91.8	91.1	90.5	89.8	89.1	88.3	87.5	86.6	85.7	84.8	83.7	82.6	81.6	80.4	79.3
46	92.7	92.1	91.6	90.9	90.3	89.5	88.8	87.9	87.1	86.1	85.3	84.3	83.1	82.1	81.0	79.8
47	93.1	92.5	91.9	91.3	90.6	90.0	89.2	88.4	87.5	86.6	85.7	84.8	83.7	82.6	81.5	80.4
48	93.5	92.9	92.3	91.7	91.1	90.3	89.7	88.9	88.1	87.1	86.2	85.2	84.3	83.2	82.1	81.0
49	93.8	93.3	92.7	92.1	91.5	90.8	90.0	89.3	88.5	87.7	86.7	85.8	84.7	83.8	82.7	81.5
50	94.1	93.6	93.1	92.5	91.9	91.2	90.5	89.7	89.0	88.2	87.3	86.3	85.3	84.3	83.3	82.2
51	94.4	93.9	93.4	92.9	92.3	91.6	90.9	90.2	89.4	88.6	87.8	86.9	85.8	84.9	83.8	82.9
52	94.8	94.3	93.8	93.2	92.7	92.0	91.4	90.7	89.9	89.1	88.3	87.4	86.5	85.4	84.4	83.4
53	95.0	94.6	94.1	93.6	93.0	92.5	91.8	91.1	90.4	89.6	88.7	87.9	87.0	86.1	85.0	84.0
54	95.3	94.9	94.5	94.0	93.4	92.8	92.3	91.5	90.8	90.1	89.3	88.4	87.6	86.6	85.7	84.6
55	95.6	95.2	94.8	94.3	93.8	93.2	92.6	92.0	91.3	90.5	89.8	89.0	88.0	87.2	86.3	85.3
56	95.9	95.5	95.1	94.6	94.2	93.6	93.0	92.4	91.8	91.0	90.3	89.5	88.7	87.7	86.9	86.0
57	96.1	95.8	95.4	94.9	94.5	94.0	93.4	92.8	92.2	91.5	90.8	90.0	89.2	88.4	87.4	86.6
58	96.4	96.0	95.7	95.2	94.8	94.3	93.8	93.2	92.6	92.0	91.3	90.5	89.7	88.9	88.1	87.2
59	96.6	96.3	95.9	95.6	95.1	94.6	94.2	93.7	93.0	92.4	91.8	91.1	90.3	89.5	88.7	87.9
60	96.9	96.6	96.2	95.8	95.5	95.0	94.5	94.0	93.5	92.9	92.3	91.6	90.9	90.1	89.3	88.5
61	97.0	96.8	96.5	96.2	95.7	95.4	94.9	94.4	93.9	93.4	92.7	92.1	91.4	90.8	90.0	89.2
62	97.3	97.0	96.8	96.4	96.1	95.6	95.3	94.8	94.3	93.8	93.3	92.6	92.0	91.3	90.7	89.9
63	97.5	97.3	96.9	96.7	96.4	96.0	95.6	95.2	94.7	94.3	93.7	93.2	92.6	91.9	91.3	90.6
64	97.8	97.5	97.2	96.9	96.7	96.4	96.0	95.6	95.2	94.7	94.2	93.7	93.2	92.5	91.9	91.2
65	98.0	97.8	97.5	97.3	96.9	96.7	96.4	96.0	95.6	95.2	94.7	94.2	93.7	93.2	92.5	91.9
66	98.1	98.0	97.8	97.5	97.3	97.0	96.8	96.4	96.1	95.6	95.2	94.7	94.2	93.7	93.2	92.5
67	98.3	98.1	98.1	97.9	97.5	97.3	97.0	96.8	96.4	96.1	95.8	95.2	94.7	94.3	93.7	93.3
68	98.6	98.3	98.2	98.1	97.9	97.6	97.3	97.0	96.8	96.5	96.1	95.6	95.3	94.8	94.3	93.8
69	98.7	98.6	98.4	98.2	98.1	97.9	97.6	97.4	97.1	96.8	96.5	96.1	95.7	95.3	94.9	94.4
70	98.9	98.7	98.6	98.4	98.2	98.2	98.0	97.6	97.4	97.1	96.9	96.5	96.2	95.8	95.4	95.0

SCHEDULE C-1
          If a Participant’s benefit is payable in the form of a joint and survivor annuity providing for a “reduced” monthly benefit to the Participant for his lifetime, with one hundred percent (100%) of such amount to continue to be paid to another person after his death for such other person’s lifetime, the “reduced” monthly amount shall be determined from the table below, taking into account (a) the age of the Participant upon commencement of benefits, and (b) the age of the spouse or other contingent annuitant when benefits commence for the Participant. The percentages shown in the table below represent the percentage of the monthly amount which would have been payable in single life annuity form (after any reduction required by this Plan to reflect the commencement of benefits prior to Normal Retirement Date).

SCHEDULE C-2
Age of Participant

	55	56	57	58	59	60	61	62	63	64	65	66	67	68	69	70
40	82.8	81.4	80.3	79.0	77.9	76.6	75.1	73.8	72.4	70.9	69.4	67.8	66.2	64.6	63.0	61.3
41	83.2	82.1	80.8	79.7	78.4	77.2	75.9	74.4	73.0	71.5	70.0	68.5	66.9	65.2	63.6	61.9
42	83.7	82.6	81.5	80.2	79.0	77.7	76.5	75.1	73.6	72.1	70.7	69.0	67.5	65.9	64.2	62.5
43	84.2	83.2	82.1	81.0	79.6	78.4	77.1	75.8	74.4	72.8	71.3	69.8	68.1	66.6	64.9	63.2
44	84.9	83.8	82.7	81.6	80.4	79.0	77.8	76.4	75.1	73.6	72.0	70.4	68.9	67.2	65.6	63.9
45	85.5	84.5	83.3	82.2	81.0	79.8	78.4	77.1	75.7	74.3	72.8	71.1	69.5	68.0	66.3	64.7
46	86.1	85.0	84.0	82.8	81.7	80.5	79.2	77.8	76.4	74.9	73.5	72.0	70.3	68.6	67.1	65.3
47	86.7	85.7	84.6	83.6	82.3	81.2	79.9	78.6	77.1	75.7	74.2	72.7	71.1	69.4	67.8	66.2
48	87.4	86.3	85.3	84.2	83.1	81.8	80.8	79.3	78.0	76.4	75.0	73.4	71.9	70.3	68.5	66.9
49	87.9	87.0	85.9	84.8	83.7	82.6	81.3	80.1	78.7	77.3	75.7	74.2	72.6	71.1	69.5	67.7
50	88.5	87.5	86.6	85.5	84.4	83.2	82.1	80.7	79.4	78.0	76.6	75.0	73.4	71.8	70.3	68.6
51	89.0	88.1	87.2	86.2	85.1	83.9	82.7	81.5	80.1	78.8	77.4	75.9	74.2	72.7	71.0	69.5
52	89.7	88.7	87.8	86.8	85.8	84.6	83.5	82.2	80.9	79.5	78.2	76.7	75.2	73.5	71.9	70.2
53	90.1	89.4	88.4	87.4	86.4	85.4	84.2	82.9	81.7	80.4	78.9	77.5	76.0	74.4	72.7	71.2
54	90.6	89.8	89.1	88.1	87.1	86.0	85.0	83.7	82.4	81.1	79.7	78.2	76.8	75.3	73.7	72.0
55	91.1	90.4	89.5	88.7	87.7	86.7	85.6	84.5	83.2	81.9	80.5	79.1	77.6	76.2	74.6	73.1
56	91.7	90.9	90.1	89.2	88.4	87.3	86.2	85.1	84.0	82.6	81.3	79.9	78.5	77.0	75.5	74.0
57	92.1	91.4	90.6	89.8	88.9	88.0	86.9	85.8	84.7	83.5	82.1	80.8	79.4	78.0	76.4	74.9
58	92.6	91.8	91.2	90.3	89.5	88.6	87.7	86.5	85.4	84.2	83.0	81.6	80.2	78.8	77.4	75.8
59	93.1	92.4	91.6	90.9	90.0	89.2	88.2	87.3	86.1	85.0	83.8	82.6	81.1	79.8	78.3	76.9
60	93.5	92.9	92.2	91.4	90.7	89.8	88.9	87.9	87.0	85.8	84.6	83.4	82.2	80.7	79.3	77.9
61	93.8	93.4	92.7	92.0	91.1	90.4	89.5	88.6	87.6	86.7	85.4	84.3	83.0	81.8	80.3	78.9
62	94.3	93.7	93.2	92.5	91.8	91.0	90.2	89.3	88.3	87.3	86.4	85.2	84.0	82.7	81.5	80.0
63	94.6	94.2	93.5	93.1	92.4	91.7	90.8	90.0	89.1	88.1	87.1	86.2	84.9	83.7	82.4	81.2
64	95.2	94.6	94.1	93.5	93.0	92.3	91.6	90.7	89.9	89.0	88.0	86.9	86.0	84.7	83.5	82.2
65	95.6	95.2	94.5	94.0	93.4	92.9	92.2	91.5	90.6	89.8	88.8	87.8	86.8	85.8	84.5	83.3
66	95.8	95.6	95.2	94.5	94.0	93.4	92.9	92.2	91.4	90.5	89.7	88.7	87.7	86.6	85.7	84.4
67	96.2	95.8	95.6	95.2	94.5	94.0	93.4	92.9	92.1	91.4	90.4	89.6	88.6	87.6	86.5	85.6
68	96.7	96.2	95.8	95.6	95.2	94.5	94.0	93.3	92.8	92.1	91.3	90.4	89.6	88.5	87.5	86.5
69	96.9	96.7	96.2	95.8	95.6	95.2	94.5	93.9	93.3	92.8	92.0	91.2	90.3	89.5	88.5	87.5
70	97.3	96.9	96.7	96.2	95.8	95.6	95.1	94.4	93.9	93.3	92.8	92.0	91.2	90.3	89.5	88.5

83